File No. - 333-229149

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment to

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ASTRO AEROSPACE LTD.

(Exact name of registrant as specified in its charter)

Nevada	4522	98-0557091
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

320 W. Main Street

Lewisville, TX 75057

Telephone: (972) 221-1199

(Address and telephone number of registrant's

principal executive offices)

Bruce Bent

320 W. Main Street

Lewisville, TX 75057

Telephone: (972) 221-1199

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of all Correspondence to:

J.M. Walker & Associates

Attorneys At Law

7841 S. Garfield Way

Centennial, Colorado

Telephone: (303) 850-7637

Facsimile: (303) 482-2731

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting registrant.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting registrant [x]
Emerging growth company [ ]

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(d) under the Securities Act of 1933, as amended.

Explanatory Note

This Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-229149) is being filed for the purpose of providing updated financial information.

Prospectus Dated December 19, 2019

ASTRO AEROSPACE LTD.

Up to a Maximum of 4,343,713 Common Shares

This prospectus relates to the resale by the selling stockholder identified in this prospectus of up to 4,343,713 common shares, $0.001 par value per share (“Common Shares”) of Astro Aerospace Ltd., a Nevada corporation (“Astro,” “we,” or “Company”). The common shares are issued or issuable by us to the selling stockholder pursuant to the terms of that certain Securities Purchase Agreement entered into by us with Oasis Capital LLC (the “selling stockholder”) dated November 27, 2018 (the “Purchase Agreement”). Pursuant to the terms and conditions of the Purchase Agreement, we have issued a senior secured promissory note in the principal sum of up to $1,383,636 for consideration of $1,200,000, payable in two tranches.  This prospectus also relates to the resale by the selling stockholder of up to 156,250 shares of our Common Stock that we issued to the selling stockholder as inducement shares and the 344,029 shares underlying the warrants issued with respect to the Purchase Agreement.

For more information about the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder” beginning on page 50

The selling stockholder may offer all or part of the shares for resale from time to time through public or private transactions at either fixed prices or prevailing market prices at the time of sale, at varying prices or negotiated prices.

Any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 20.

We will not receive any proceeds from the resale of shares of Common Stock by the selling stockholder. We will, however, receive proceeds from the sale of the note directly to the selling stockholder pursuant to the Securities Purchase Agreement and may receive from the exercise of warrants.

Our Common Stock is quoted on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or “OTCQB” under the symbol “ASDN.” On December 31, 2018, the average of the high and low sales prices of our Common Stock was $0.43 per share. These prices will fluctuate based on the demand for our Common Stock.

Investing in our Common Stock involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Unless otherwise specified or the context otherwise requires, references in this prospectus to "we", "our" and "us" and the "Company" refer to Astro Aerospace Ltd.

PROSPECTUS SUMMARY

To understand this offering fully, you should read the entire prospectus carefully, including the risk factors beginning on page 7 and the consolidated financial statements.

General

The Company was originally incorporated in the State of Nevada on March 27, 2007.

We have accumulated deficit of $9,787,700 as of September 30, 2019.

Operations

The Company is a developer of self-piloted and autonomous, manned and unmanned, eVTOL (Electric Vertical Take Off and Landing) aerial vehicles.

Common Shares

Outstanding prior 69,308,846 common shares

to the Offering

Common Shares

Outstanding after

The Offering73,952,559 common shares, assuming the issuance and resale of all of the common shares covered by the registration statement of which this prospectus forms a part.

Terms of OfferingThe selling stockholder will determine when and how they will sell the common shares offered in this prospectus.

Use of ProceedsWe will not receive any proceeds from the sale of the common shares offered hereunder by the selling stockholder.  However, we will receive proceeds from sales of the Note to the selling stockholder under the Purchase Agreement, and we may receive proceeds upon the exercise of the warrants.  The proceeds from our sale of shares to the selling stockholder under the Purchase Agreement will be used by us for working capital and general corporate purposes.  See, “Use of Proceeds” on page 20.

OTC Markets

Trading SymbolASDN

Risk FactorsThe common shares offered hereby involve a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment.

RISK FACTORS

Our business is subject to numerous risk factors, including the following:

1. We cannot offer any assurance as to our future financial results. You may lose your entire investment.

We are a new business and as such, there is no assurance that we will be able to locate customers that could use our services in the future and we may not be able to generate revenues in the future in a manner that will be sufficient for us to remain profitable.

Our future profitability will be dependent upon if we can service clients and increase our client base.  There can be no assurance that we will ever increase our profitability.

Even if we obtain future revenues sufficient to expand operations, increased operating expenses could adversely affect our ability to operate in a profitable manner.

2. There can be no assurance we will continue to be able to successfully compete in the market or generate enough sales to increase our profitability.

There are no assurances that we will continue to be successful in our business endeavors or continue to generate enough sales to be profitable.

3.Our success depends on a key employee.

Our success depends to a significant extent on the performance of a single director/officer.

We do not have “key person” insurance on the lives of our officers or directors. Our inability to retain or successfully replace a necessary member of our senior management could have a material adverse effect on our business, results of operations and financial condition.

4.We may in the future issue more shares that could cause a loss of control by our present management and current stockholders.

We may issue further shares as consideration for the cash or assets or services out of our authorized, but unissued, common stock that would, upon issuance, represent a majority of our voting power and equity. The result of such an issuance would be those new stockholders and management would control the Company, and persons unknown could replace our management at that time. Such an occurrence would result in a greatly reduced percentage of ownership of the Company by our current shareholders, which could present significant risks to investors.

5.The elimination of personal liability of our director and officer under Nevada law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

We have agreed to indemnification of officers and directors as provided by the Nevada Revised Statutes.  The Nevada Revised Statutes provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person's promise to repay us therefore if it is ultimately determined that any such person shall not have been entitled to indemnification.

6.Our industry is highly competitive and cyclical, with intense price competition.

The manned and cargo drone industry is new, but it competes directly with other aircraft industries, such as helicopters and fixed wing aircraft.  These industries are highly competitive throughout the world.  Chartering of such aircraft is often done on the basis of competitive bidding among those providers having the necessary equipment, operational experience and resources.  Factors that affect competition in these industries include price, quality of service, operational experience, record of safety, quality and type of equipment, client relationships and professional reputation.

Our industry has historically been cyclical, and is affected by the volatility of the market.  There are periods of high demand for aircraft services, followed by periods of low demand for aircraft services, and the manned and cargo drone industry is likely to follow this trend.  Changes in commodity prices can have a significant effect on the demand for our services, and periods of low activity intensify price competition in the industry and often result in aircraft being idle for long periods of time.

As a result of significant cross-industry competition, we must be able to provide safe and efficient service.

7.Reductions in spending on industrial aviation services by government agencies could result in difficulties in garnering contracts or delays in receiving payments, which could adversely impact our business, financial condition and results of operations.

We intend to offer our products to government agencies as potential clients.  However, any reductions in the budgets of government agencies for spending on industrial aviation services, implementation of cost saving measures by government agencies, imposed modifications of contract terms or delays in collecting receivables owed to us by future government agency clients could have an adverse effect on our business, financial condition and results of operations.

In addition, there are inherent risks in contracting with government agencies.  Applicable laws and regulations in the countries in which we operate may result in government agency clients being able to terminate contracts for convenience, reduce, modify or cancel contracts or subcontracts if requirements or budgetary contraints change, or terminate contracts or adjust their terms.

8.We may undertake one or more significant corporate transactions that may not achieve their intended results, may adversely affect our financial condition and our results of operations or result in unforeseeable risks to our business.

We continuously evaluate the acquisition or disposition of operating businesses and assets and may in the future undertake one or more significant transactions. Any such transaction could be material to our business and could take any number of forms, including mergers, joint ventures and the purchase of equity interests. The consideration for such acquisitive transactions may include, among other things, cash, common stock or equity interests in us or our subsidiaries, or a contribution of equipment to obtain equity interests, and in conjunction with a transaction we might incur additional indebtedness. We also routinely evaluate the benefits of disposing of certain of our assets.

These transactions may present significant risks such as insufficient revenue to offset liabilities assumed, potential loss of significant revenue and income streams, increased or unexpected expenses, inadequate return of capital, regulatory or compliance issues, the triggering of certain covenants in our debt agreements (including accelerated repayment) and unidentified issues not discovered in due diligence. In addition, such transactions could distract management from current operations. As a result of the risks inherent in such transactions, we cannot guarantee that any such transaction will ultimately result in the realization of its anticipated benefits or that it will not have a material adverse effect on our business, financial condition and results of operations. If we were to complete such an acquisition, disposition, investment or other strategic transaction, we may require additional debt or equity financing that could result in a significant increase in our amount of debt and our debt service obligations or the number of outstanding shares of our common stock, thereby diluting holders of our common stock outstanding prior to such acquisition.

9.Our operations involve a degree of inherent risk that may not be covered by our insurance and may increase our operating costs.

The development and operations of manned drones inherently involves a degree of risk.  Hazards such as harsh weather, mechanical failures, facility fires, spare parts damage, crashes and collisions are inherent in our business and may result in personal injury, loss of life, damage to property and equipment, suspension or reduction of operations, reduced number of flight hours and the grounding of such aircraft or insufficient ground facilities or spare parts to support operations.  In addition to any loss of property or life, our revenue, profitability and margins could be materially affected by an accident or asset damage.

We, or third parties operating our drones, may experience accidents or damage to our assets in the future.  These risks could endanger the safety of both our own and our clients’ personnel, equipment, cargo and other property, as well as the environment.  If any of these events were to occur with equipment or other assets that we need to operate or lease to third parties, we could experience loss of revenue, termination of charter contracts, higher insurance rates, and damage to our reputation and client relationships.  In addition, to the extent an accident occurs with drones we operate or to assets supporting operations, we could be held liable for resulting damages.  Even where losses or liability for damages is covered by insurance, we may incur deductibles and additional insurance premiums.  The lack of sufficient insurance for an incident or accident could have a material adverse effect on our operations and financial condition.

We attempt to protect ourselves against financial losses and damages by carrying insurance to cover test flights.  Our insurance coverage is subject to deductibles and maximum coverage amounts, and we do not carry insurance against all types of losses, including business interruption. We cannot assure you that our existing coverage will be sufficient to protect against all losses, that we will be able to maintain our existing coverage in the future or that the premiums will not increase substantially. In addition, future terrorist activity, risks of war, accidents or other events could increase our insurance premiums. The loss of our liability insurance coverage, inadequate coverage from our liability insurance or substantial increases in future premiums could have a material adverse effect on our business, financial condition and results of operations.

10.Failure to maintain standards of acceptable safety performance may have an adverse impact on our ability to attract and retain clients and could adversely impact our reputation, operations and financial performance.

Our clients consider safety and reliability as two of the primary attributes when selecting a provider of air transportation services. If we fail to maintain standards of safety and reliability that are satisfactory to our clients, our ability to retain clients and attract new clients may be adversely affected. Accidents or disasters could impact client or passenger confidence in a particular fleet type, us or the air transportation services industry as a whole and could lead to a reduction in client contracts, particularly if such accidents or disasters were due to a safety fault in a type of aircraft used in our fleet. In addition, the loss of aircraft as a result of accidents could cause significant adverse publicity and the interruption of air services to our clients, which could adversely impact our reputation, operations and financial results.

11.We are exposed to credit risk

We are exposed to credit risk on our financial investments, which depends on the ability of our counterparties to fulfill their obligations to us. We manage credit risk by entering into arrangements with established counterparties and through the establishment of credit policies and limits, which are applied in the selection of counterparties.

Credit risk on financial instruments arises from the potential for counterparties to default on their contractual obligations and is limited to those contracts on which we would incur a loss in replacing the instrument. We monitor our concentration risk with counterparties on an ongoing basis. The carrying amount of financial assets represents the maximum credit exposure for financial assets.

Credit risk arises on our trade receivables from the unexpected loss in cash and earnings when a client cannot meet its obligation to us or when the value of any security provided declines. To mitigate trade credit risk, we have developed credit policies that include the review, approval and monitoring of new clients, annual credit evaluations and credit limits. There can be no assurance that our risk mitigation strategies will be effective and that credit risk will not adversely affect our financial condition and results of operations.

12.Changes in effective tax rates, taxation of our foreign subsidiaries or adverse outcomes resulting from examination of our tax returns could adversely affect our business, financial condition and results of operations.

Our future effective tax rates could be adversely affected by changes in tax laws, both domestically and internationally, or the interpretation or application thereof.  From time to time, the U.S. Congress and foreign, state and local governments consider legislation that could increase our effective tax rate or the effective tax rates of our consolidated affiliates. We cannot determine whether, or in what form, legislation will ultimately be enacted or what the impact of any such legislation could have on our profitability. If these or other changes to tax laws are enacted, our profitability could be negatively impacted.

Our future effective tax rates could also be adversely affected by changes in the valuation of our deferred tax assets and liabilities, changes in the mix of earnings in countries with differing statutory tax rates, the ultimate repatriation of earnings from foreign subsidiaries to the U.S., or by changes in tax treaties, regulations, accounting principles or interpretations thereof in one or more countries in which we operate. In addition, we are subject to the potential examination of our income tax returns by the Internal Revenue Service and other tax authorities where we file tax returns. We regularly assess the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of our provision for income taxes. There can be no assurance that such examinations will not have a material adverse effect on our business, financial condition and results of operations.

13.Manned and cargo drones are new technology.  Unforeseen government regulation may limit our ability to operate.

While our industry does share some overlap with helicopter and fixed wing aircraft industries, the technology is new and in development.  As a result, our industry may face increased regulation from one or more government agencies that could have a negative effect on our ability to operate our business.  There is no guarantee that we could continue operations if these regulations are too strict or expansive.

14.Adverse results of legal proceedings could materially and adversely affect our business, financial condition and results of operations.

We may in the future be subject to legal proceedings and claims that arise out of the ordinary conduct of our business. Results of legal proceedings cannot be predicted with certainty. Irrespective of merit, litigation may be both lengthy and disruptive to our operations and could cause significant expenditure and diversion of management attention. We may face significant monetary damages or injunctive relief against us that could materially adversely affect a portion of our business operations or materially and adversely affect our business, financial condition and results of operations should we not prevail in certain matters.

15.Negative publicity may adversely impact us.

Media coverage and public statements that insinuate improper actions by us, our unconsolidated affiliates, or other companies in our industry, regardless of their factual accuracy or truthfulness, may result in negative publicity, litigation or governmental investigations by regulators. Addressing negative publicity and any resulting litigation or investigations may distract management, increase costs and divert resources. Negative publicity may have an adverse impact on our reputation, the morale of our employees and the willingness of passengers to fly on our aircraft and those of our competitors, which could adversely affect our business, financial condition and results of operations.

16.We are a smaller reporting company, and we cannot be certain if the reduced disclosure requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are currently a “smaller reporting company,” meaning that we are not an investment company, an asset- backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have a public float of less than $250 million and annual revenues of less than $100 million during the most recently completed fiscal year. “Smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited consolidated financial statements in annual reports and in a registration statement under the Exchange Act on Form 10. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

17.We lack sufficient internal controls and implementing acceptable internal controls will be difficult with only three officers and directors thereby it will be difficult to ensure that information required to be disclosed in our reports filed and submitted under the Exchange Act is recorded, processed, summarized and reported as and when required.

We lack internal controls over our financials and it may be difficult to implement such controls with only three officers and directors. The lack of these internal controls make it difficult to ensure that information required to be disclosed in our reports is recorded, processed, summarized and reported as and when required.

The reason we believe our disclosure controls and procedures are not effective is because there is a lack of segregation of duties necessary for a good system of internal control due to insufficient accounting staff due to the size of the Company.

18.The regulation of penny stocks by SEC and FINRA may discourage the tradability of our securities.

We are a "penny stock" company. Our common stock does not currently trade on any market.  We intend for our common stock to trade on the OTC Market Pink Sheets and we will be subject to a Securities and Exchange Commission rule that imposes special sales practice requirements upon broker-dealers who sell such securities to persons other than established customers or accredited investors. For purposes of the rule, the phrase "accredited investors" means, in general terms, institutions with assets in excess of $5,000,000, or individuals having a net worth in excess of $1,000,000 or having an annual income that exceeds $200,000 (or that, when combined with a spouse's income, exceeds $300,000). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Effectively, this discourages broker-dealers from executing trades in penny stocks. Consequently, the rule will affect the ability of investors to sell their securities in any market that might develop therefore because it imposes additional regulatory burdens on penny stock transactions.

In addition, the Securities and Exchange Commission has adopted a number of rules to regulate "penny stocks". Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Securities and Exchange Act of 1934, as amended. Because our securities constitute "penny stocks" within the meaning of the rules, the rules would apply to us and to our securities. The rules will further affect the ability of owners of shares to sell our securities in any market that might develop for them because it imposes additional regulatory burdens on penny stock transactions.

Shareholders should be aware that, according to Securities and Exchange Commission, the market for penny stocks has suffered in recent years from patterns of fraud and abuse.

Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) "boiler room" practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

19.We have not paid dividends to date and do not intend to pay any dividends in the near future.

We have never paid dividends on our common shares and presently intend to retain any future earnings to finance the operations of our business. You may never receive any dividends on our shares.

20.The exercise of stock options and warrants or the later sales of our common shares may further dilute your common shares.

Our board of directors is authorized to sell additional common shares or securities convertible into common shares, if in their discretion they determine that such action would be beneficial to us. Any such issuance below the offering price of the common shares in this prospectus would dilute the interest of persons acquiring common shares in this offering.

21.If large amounts of our common shares held by our existing stockholders are sold in the future, the market price of our common shares could decline.

The market price of our common shares could fall substantially if our existing stockholder were to sell large amounts of our common shares in the public market following this offering. These sales, or the possibility that these sales may occur, could also make it more difficult for us to sell equity or equity-related securities if we need to do so in the future to address then-existing financing needs. U.S. federal securities laws requiring the registration or exemption from registration in connection with the sale of securities limit the number of shares of common stock available for sale in the public market.

22.Investors may suffer substantial dilution or an unrealized loss of seniority in preferences and privileges if we need to seek additional funding in the future.

We have authorized 250,000,000 common shares with 73,201,722 common shares outstanding. If we desire to raise additional capital in the future to expand our operations, we may have to issue additional equity, preferred securities or convertible debt securities, which may not need the approval of current shareholders. The issuance of new common shares would cause the buyers in this offering to suffer dilution of their ownership percentage. In addition, it is possible that any future securities could grant new shareholders rights, preferences, and/or privileges that are different from this offering.

23.We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We currently rely on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

a)   fund our operations;

b)   respond to competitive pressures;

c)   take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

d)   develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of the Company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

24.We may expand through acquisitions of, or investments in, other companies or through business relationships, all of which may result in additional dilution to our stockholders and consumption of resources that are necessary to sustain our business.

One of our business strategies is to acquire competing or complementary services, technologies or businesses.   In connection with one or more of those transactions, we may:

a)issue additional equity securities that would dilute our stockholders;

b)use cash that we may need in the future to operate our business;

c)incur debt on terms unfavorable to us or that we are unable to repay;

d)incur large charges or substantial liabilities;

e)encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

f)become subject to adverse tax consequences, substantial depreciation or deferred compensation charges; and

g)encounter unfavorable reactions from investment banking market analysts who disapprove of our completed acquisitions.

25.Our convertible promissory note entered into default, and we may not be able to maintain the forbearance agreement for the defaulted note.

On November 27, 2018, we issued Notes in the aggregate principal amount of up to $1,383,636. The Notes accrue interest (payable at maturity with the principal) at a rate of 8% per annum, six months from the issue date. We defaulted on the Notes, and entered into a forbearance agreement with the Investor.  Pursuant to this agreement, the Investor is willing to postpone pursuing its rights and remedies under the agreements until June 30, 2020.  There is no assurance that we will be able to repay the Notes before this time. If we fail to pay the principal of and interest on the Notes when due, the interest rate increases to a default rate of the lesser of 18% per annum or the maximum amount allowed by law until paid. In such event, or in the case of other events of default as defined in the Notes, we will likely be required to seek protection under applicable bankruptcy laws.

26.Resales of shares purchased by the selling stockholder under the Purchase Agreement may cause the market price of our Common Stock to decline.

Pursuant to the Purchase Agreement, we have issued to the selling stockholder a Senior Secured Convertible Promissory Note in the aggregate principal amount of up to $1,383,636 in return for a total investment of $1,200,000.  This note is convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date.  The selling stockholder will have the financial incentive to sell the shares of Common Stock issuable under the Purchase Agreement in advance of or upon receiving such shares and to realize the profit equal to the difference between the discounted price and the current market price of the shares. This may cause the market price of our Common Stock to decline. Following the issuance of the common shares upon conversion of the note, the selling stockholder may offer and resell the common shares at a price and time determined by them. The timing of sales and the price at which the shares are sold by the selling stockholder could have an adverse effect upon the public market for our Common Stock. There may be no independent or third-party underwriter involved in the offering of the shares held by or to be received by the selling stockholder under the Purchase Agreement, and there can be no guarantee that the disposition of those shares will be completed in a manner that is not disruptive to the market for our Common Stock. We may be unable to issue shares to the selling stockholder if the trading volume in our stock is not sufficient to allow the selling stockholder to sell the shares.

27.Issuances under the Purchase Agreement may cause dilution to existing stockholders.

Existing stockholders likely will experience increased dilution with decreases in market value of our common shares in relation to our issuances of shares under the Purchase Agreement, which could have a material adverse impact on the value of their shares. The formula for determining the number of common shares to be issued under the Purchase Agreement is based, in part, on the market price of the common shares and is equal to the lowest closing bid price of our common shares over the thirty trading days before the conversion notice is tendered by us to the selling stockholder. As a result, the lower the market price of our common stock at and around the time we issue shares under the Purchase Agreement, the more of our common shares the selling stockholder receives. Any increase in the number of common shares issued as a result of decreases in the prevailing market price would compound the risks of dilution. The selling stockholder may resell some, if not all, of the shares that we issue to them under the Purchase Agreement and such sales could cause the market price of our common stock to decline significantly. To the extent of any such decline, any subsequent conversions would require us to register additional common shares for issuance. Under these circumstances, the existing stockholders of the Company will experience greater dilution. The effect of this dilution may, in turn, cause the price of our common stock to decrease further, both because of the downward pressure on the stock price that would be caused by a large number of sales of our shares into the public market by the selling stockholder, and because our existing stockholders may disagree with a decision to sell shares under the Purchase Agreement at a time when our stock price is low, and may in response decide to sell additional shares, further decreasing our stock price.

28.There is an increased potential for short sales of our common stock due to the sale of shares pursuant to the Purchase Agreement, which could materially affect the market price of our common stock.

Downward pressure on the market price of our common stock that likely will result from resales of the common stock issued pursuant to the Purchase Agreement could encourage short sales of common stock by market participants other than the selling stockholder. Generally, short selling means selling a security not owned by the seller. The seller is committed to eventually purchase the security previously sold. Short sales are used to capitalize on an expected decline in the security’s price – typically, investors who sell short believe that the price of the stock will fall, and anticipate selling at a price higher than the price at which they will buy the stock. Significant amounts of such short selling could place further downward pressure on the market price of our common stock.

29.There can be no guarantee that the proceeds available to us under the Purchase Agreement will be sufficient for us to achieve profitable operations or to pay our current liabilities, which could have a material adverse impact on our ability to continue operations.

There is no assurance that the funds available to us under the Purchase Agreement will be sufficient to allow us to continue our marketing and sales efforts to the point we achieve profitable operations.

30.Although we are restricted from issuing shares under the Purchase Agreement to the selling stockholder if the purchase of such shares would result in the purchaser owning more than 9.99% of our issued and outstanding common shares following such issuance, such restriction does not prevent the selling stockholder from selling a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

We are prohibited from issuing shares to the selling stockholder pursuant to the Purchase Agreement if the issuance of shares would result in the selling stockholder holding more than 9.99% of the then-outstanding common shares. This restriction, however, does not prevent the selling stockholder from selling common shares previously received pursuant to the Purchase Agreement, and then receiving additional common shares in connection with a subsequent conversion. In this way, the selling stockholder could acquire and sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

31.Because the purchase price paid by the selling stockholder for the shares issued under the Purchase Agreement is based on a discount to the market price of our common stock, if the market price declines, we may be unable to continue to issue common shares pursuant to the Purchase Agreement without registering additional shares, which would impose additional costs in connection with the Purchase Agreement.

If the market price of our common stock declines, the number of common shares issuable in connection with the Purchase Agreement will increase. Accordingly, the shares registered for resale under this prospectus may be insufficient to permit us to issue additional shares in connection with the Purchase Agreement. In such an event, we would be required to, and would, file additional registration statements to cover the resale of additional shares issuable pursuant to the Purchase Agreement. The filing of the additional registration statement would impose additional costs in connection with the Purchase Agreement.

32.We may not have access to the full amount available under the Purchase Agreement.

Our ability to issue shares under the Purchase Agreement requires that a registration statement be declared effective and continue to be effective registering the resale of shares issuable under the Purchase Agreement. The registration statement of which this prospectus is a part registers the resale of 4,343,713 common shares issuable upon the conversion of the promissory note. Our ability to issue any additional shares under the Purchase Agreement will be contingent on our ability to prepare and to file one or more additional registration statements registering the resale of such additional shares. These registration statements (and any post-effective amendments thereto) may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements (and any post-effective amendments thereto) cannot be assured. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares under the Purchase Agreement. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to access any amounts under the Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to access all $1,200,000 of the proceeds available contractually under that agreement.

FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not historical fact are forward-looking statements which can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties.  We have made the forward-looking statements with management’s best estimates prepared in good faith.

Because of the number and range of the assumptions underlying our projections and forward-looking statements, many of which are subject to significant uncertainties and contingencies that are beyond our reasonable control, some of the assumptions inevitably will not materialize and unanticipated events and circumstances may occur subsequent to the date of this prospectus.

These forward-looking statements are based on current expectations, and we will not update this information other than required by law.  Therefore, the actual experience of the Company, and results achieved during the period covered by any particular projections and other forward-looking statements should not be regarded as a representation by the Company, or any other person, that we will realize these estimates and projections, and actual results may vary materially.  We cannot assure you that any of these expectations will be realized or that any of the forward-looking statements contained herein will prove to be accurate.

USE OF PROCEEDS

The selling stockholder is selling all of the common shares covered by this prospectus for their own accounts.  Accordingly, we will not receive any proceeds from the resale of the common shares.  However, we will receive proceeds from the sale of the Note pursuant to the Securities Purchase Agreement to the selling stockholder.  We intend to use the net proceeds received from such sales for working capital and general corporate needs.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of shares of our Common Stock covered hereby on the OTCQB Marketplace operated by the OTC Markets Group, Inc., or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The selling stockholder may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

·

-ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

-block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

-purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

-an exchange distribution in accordance with the rules of the applicable exchange;

-privately negotiated transactions;

-in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

-through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

-a combination of any such methods of sale; or

-any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, provided such amounts are in compliance with FINRA Rule 2121. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Common Stock will be paid by the selling stockholder and/or the purchasers.

Any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act, and such broker-dealers or agents will be subject to the prospectus delivery requirements of the Securities Act.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. There can be no assurance that the selling stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement, of which this prospectus forms a part.

At any time a particular offer of the shares of our Common Stock is made by the selling stockholder, a revised prospectus or prospectus supplement, if required, will be distributed. Such prospectus supplement or post-effective amendment will be filed with the SEC to reflect the disclosure of any required additional information with respect to the distribution of the shares of Common Stock. We may suspend the sale of shares by the selling stockholder pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

In connection with the Purchase Agreement, we also entered into a registration rights agreement with the selling stockholder, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission covering common shares issuable upon conversion of the Note, common shares issued for purposes of inducement, and common shares underlying warrants issued pursuant to the Purchase Agreement within 30 days after the date of the Purchase Agreement.  In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until the termination of the Purchase Agreement.  The 4,343,713 common shares registered herein represent approximately 6.27% of the shares then issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale.  The 4,343,713 common shares registered herein represent approximately 24.68% of the shares issued and outstanding held by non-affiliates of the Company.

Penny Stock

Under the rules of the Securities and Exchange Commission, our common stock will come within the definition of a “penny stock” because the price of our common stock is below $5.00 per share.  As a result, our common stock will be subject to the "penny stock" rules and regulations.  Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock.  These regulations require broker-dealers to:

Make a suitability determination prior to selling penny stock to the purchaser;

   -  Receive the purchaser’s written consent to the transaction; and

   -  Provide certain written disclosures to the purchaser.

DESCRIPTION OF BUSINESS

Astro Aerospace Ltd. was originally incorporated in the State of Nevada on March 27, 2007.  On March 14, 2018, the majority of the stock was purchased by MAAB Global Limited, resulting in the name change from CPSM, Inc. to Astro Aerospace Ltd. and the business change from pool sales to the research and development of manned and cargo drones.  The Company has acquired the software, firmware and hardware for version one of a manned drone which has executed multiple flights. It is Astro’s goal to transform how people and things get from place to place. This will be done by making safe, affordable user-friendly autonomous manned and unmanned Electrical Vertical Take-Off and Landing (eVTOL) aircraft available to the mass market anywhere. Astro is currently working on Version two of the drone product which will feature design changes which enhance the top speed and length of time the drone can stay in the air and also adding additional safety features. The target market will be government, private sector operators and individuals for a wide range of commercial, logistical and personal uses.  Astro is currently in the flight testing mode of its Passenger Drone Version 1.0, as well as in the development stages of its version 2.0 Passenger Drone model and Version 1.0 of its Cargo Drone model.

Growth Strategy for the Company

The Company is working with Paterson Composites Inc., our design and manufacturing partner, who is leading the design and development team with responsibility for developing the team as well as building the new prototypes for the two new drone models. Astro recently added Kasaero GmbH (“Kasaero”), to the design team which is currently working alongside Paterson Composites to build Astro’s soon to be unveiled Passenger Drone Version 2.0 and Cargo Drone Version 1.0 models. Kasaero is responsible for enhancing the design for Version 2 and the Cargo Version, along with planning for the certification process of both. The Company applied for approval to test the Passenger Drone1.0 version in Canada in order to display new software, avionics and stability. The Company received an SFOC (Special Flight Operations Certificate) from Transport Canada in September 2018, allowing Astro to take to the sky, and put the Passenger Drone 1.0 “Elroy” through critical elements of integrated flight testing.  The testing culminated on Wednesday September 19, 2018 with a 4 minute and 30 second flight, reaching heights of over 60 feet and speeds of over 50 km/h. The avionics and flight control systems were put to task with a multitude of maneuvers and the vehicle remained exceptionally stable, even under the effects of a couple of unexpected wind gusts.

Competition

The Company is currently a research and development company focused on the creation of aerial drones for use in carrying passengers or cargo.  It is expected that research and development will continue for at least two years, at which point we will seek out a joint venture to help manufacture the design.  Once the research and development is complete, we intend to supply our products to a variety of industries, such as government, military, and for private use.  The cargo drone is intended to be the first available product.

Our prime competitors are Volocopter, a German company, and Ehang, a Chinese company, which are both developing manned eVTOL craft.  Our primary competitive advantage is our proprietary avionics and control systems.  Currently, we have a working prototype that has flown while manned, and testing has shown that the design is very stable.

Employees

As of December 19, 2019, we do not have any full or part time employees.

Properties

The Company is currently using office space at 320 W. Main Street, Lewisville, TX 75057 for corporate management.  This office space consists of 4,700 square feet, and is provided for the Company’s use rent-free by Bruce Bent, the Company’s CEO.  In addition, we have 1,500 square feet allocated to our use at Paterson Composites Inc. at their offices at 20 Fasken Dr., Etobicoke, ON, Canada M9W 1K6 for purposes of research and development.  We do not pay rent for this space, and the lease terms for both properties are currently indefinite.

DIVIDEND POLICY

We have not declared or paid dividends on our common shares since our formation, and we do not anticipate paying dividends in the foreseeable future.

Instead, we will retain any earnings for use in our business.  This policy will be reviewed by our board of directors from time to time in light of, among other things, our earnings and financial position.

No distribution may be made if, after giving it effect, we would not be able to pay its debts as they become due in the usual course of business; or the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

The board of directors may base a determination that a distribution is not prohibitive either on consolidated financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation of other method that is reasonable in the circumstances.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Corporate Events

Sale of Common Stock of Majority Stockholders

On March 14, 2018, Lawrence and Loreen Calarco, officers and directors of the Company, the Lawrence & Loreen Calarco Family Trust and the Lawrence and Loreen Calarco Trust of June 3, 2014, majority stockholders controlled by Lawrence and Loreen Calarco, sold 51,711,571 common shares and 1,562,500 preferred shares to MAAB Global Limited (“MAAB”), a non-affiliate of the Company, paid from Bruce Bent, officer and director of MAAB’s personal funds resulting in a change of control of the Company.  The stock was transferred to MAAB effective March 14, 2018.  The 51,711,571 common shares and 1,562,500 preferred shares represented 62.35% and 100% of the then issued and outstanding common and preferred stock of the Company, respectively.

Resignation of Directors and Election of Directors

On March 14, 2018, Lawrence Calarco, Loreen Calarco and Charles Dargan II resigned as officers and directors of the Company.  Additionally, on March 14, 2018, Jeffrey Michel and Randy Sofferman resigned as directors of the Company.

On March 14, 2018, Bruce Bent, age 62, was appointed as Chief Executive Officer and Director of the Company.  He will stand for re-election at the next annual meeting of the shareholders.  There are no material arrangements to which Mr. Bent is a party, and there is no family relationship between him and any other party connected to the Company.

Sale of Custom Pool and Spa Mechanics, Inc. and Custom Pool Plastering, Inc.

On April 30, 2018, pursuant to a Share Exchange Agreement dated April 16, 2018, the Company exchanged all of the issued and outstanding common shares of Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, its wholly owned subsidiaries, for 13,668,900 common shares of the Company held by the Lawrence & Loreen Calarco Family Trust, an entity controlled by Lawrence & Loreen Calarco, former officers and directors of the Company. The Board of Directors subsequently authorized the cancellation of those common shares.  After said cancellation, the total issued and outstanding common shares was 69,270,060.  The Share Exchange Agreement was approved by the Board of Directors and written consent of shareholders holding 62.35% of the voting securities of the Company as of April 16, 2018.

Authorization of the Series B Convertible Preferred Stock

On May 4, 2018, the Board of the Company authorized 10,000 shares of the Series B Convertible Preferred Stock, par value $0.001 per share. The Preferred is entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to be voted on by the stockholders of the Company, and each share of Preferred is convertible into 1,333 shares of common stock and a five-year warrant to purchase 1,333 shares of common stock at an exercise price of $0.75 per share.

Asset Purchase Agreement with Confida Aerospace Ltd.

On May 8, 2018, the Company entered into an Asset Purchase Agreement with Confida Aerospace Ltd. Pursuant to the Asset Purchase Agreement, the Company purchased in-process research and development (“IPRD”) consisting of inventory, hardware designs, software designs, and a trademark all pertaining to passenger drone design and use from Confida Aerospace Ltd. As consideration for the Asset Purchase Agreement, the Company issued Confida Aerospace Ltd., 10,000 of the registrant’s Series B preferred shares. Each preferred share is convertible into 1,333 common shares and 1,333 warrants.  Each warrant is exercisable into one of the Company’s common shares at an exercise price of $.75.  The warrants have an exercise period of five years upon conversion. Additionally, the Company assumed $25,000 of debts incurred by Confida Aerospace Ltd. related to drone development.

Current Operations – Astro Aerospace, Ltd.

Astro Aerospace Ltd. (“Astro” or the “Company) has acquired the software, firmware and hardware for Version 1.0 of a manned drone which has executed multiple flights. It is Astro’s goal to transform how people and things get from place to place. This will be done by making safe, affordable user-friendly autonomous manned and unmanned Electrical Vertical Take-Off and Landing (eVTOL) aircraft available to the mass market anywhere. Astro is currently working on Version 2.0 of the drone product which will feature design changes which enhance the top speed and length of time the drone can stay in the air and also adding additional safety features. The target market will be government, private sector operators and individuals for a wide range of commercial, logistical and personal uses.  Astro is currently in the flight testing mode of its Passenger Drone Version 1.0, as well as in the development stages of its version 2.0 Passenger Drone model.

The Company is working with Paterson Composites Inc., our design and manufacturing partner, who is leading the design and development team with responsibility for developing the team as well as building the new prototypes for the two new drone models. The Company applied for approval to test the Passenger Drone 1.0 version in Canada in order to display new software, avionics and stability. The Company received an SFOC (Special Flight Operations Certificate) from Transport Canada in September 2018, allowing Astro to take to the sky, and put the Passenger Drone 1.0 “Elroy” through critical elements of integrated flight testing.  The testing culminated on Wednesday September 19, 2018 with a 4 minute and 30 second flight, reaching heights of over 60 feet and speeds of over 50 km/h. The avionics and flight control systems were put to task with a multitude of maneuvers and the vehicle remained exceptionally stable, even under the effects of a couple of unexpected wind gusts.

Astro's newest prototype focuses on a multitude of applications including passenger transport, cargo delivery, ambulance and med-evac services, rescue and disaster assistance, military, and B2B. It's newly designed modular structure allows the Astro Top Frame to fly independently, as well as in combination with the individually designed

"Astro Pods" for the specific need in that specific industry. A fly-in and pick-up system will allow the vehicle to connect, fly, disconnect and repeat, effectively and efficiently, changing from one application to the next. We refer to it as the Swiss Army Knife of the VTOL world.

Along with recent Avionics and Control system upgrades this modularity opens the door to the ever growing opportunities that (eVTOLS) electric take-off and landing short haul vehicles bring.

Astro anticipates the new prototype to be completed and flying by the end of the first quarter, 2020. We have completed the engineering and firmware for the prototype and are now beginning work on the body for the new prototype.

Overview – Discontinued Operation, Custom Pool

The Company’s discontinued operation, Custom Pool, historically was a full-service pool maintenance, resurfacing and repair company whose main service area is the Martin, Palm Beach, St. Lucie, Indian River and Brevard counties of Florida.  The Company earned revenue by charging service fees in the pool service business and by payments under contracts in the pool resurfacing business.  The Company managed its operating margins of the businesses by controlling personnel costs, chemical and material purchases and other service costs such as motor vehicle and insurance costs.  Personnel were critical to the business since customers choose those companies who have the most experience and perform the service in a timely and professional manner.

Custom Pool competed in its markets on the basis of price and the quality of the service.  There are many pool service companies in the market and throughout Florida.  However, this also presented an opportunity for the Company since many of its competitors are smaller and lack the infrastructure and depth of the Company.  This allowed the Company to compete through offering a larger range of services with a lower cost structure and to pursue growth opportunities either through internal growth or through opportunistic acquisitions.

Plan of Operations

Management will expand the business through further investment of capital provided by the controlling shareholder and through additional capital raises from third party investors. The Company raised an additional $1.2 million of cash in November 2018 through the issuance of an 8% Senior Secured Convertible Promissory Note in the principal amount of $1,383,636. The first tranche of $600,000 was received in November 2018 and the second tranche of $600,000 was received in February 2019.

On August 26, 2019, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement with the same investor who provided the 8% Senior Secured Convertible Promissory Note. Under the terms of the Equity Purchase Agreement, the investor agreed to purchase from the Company up to $5,000,000 of the

Company’s common stock upon effectiveness of a registration statement on Form S-1. The maximum amount that the Company shall be entitled to put to the investor in each put notice shall not exceed the lesser of $500,000 or one hundred fifty percent (150%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put.

The Company will continue to keep expenses as low as possible with closely monitoring working capital, development cost and schedule, while the Company continues the development of Passenger Drone Version 1.0 and 2.0.

Results of Operations

The Three Months Ended September 30, 2019 compared to The Three Months Ended September 30, 2018

For the three months ended September 30, 2019, the Company did not have any revenue. It is developing an eVTOL aircraft and expects that it will be marketing the aircraft sometime in 2020. Astro did incur $238,793 in operating expenses, which the majority of the expenses was from $66,253 in general and administrative expenses and $106,147 in research and development. There was also $92,374 in sales and marketing. Other expenses were $98,575 and consisted mainly of banking and filing fees and interest expense. Other expense was offset by $176,474 in miscellaneous income, of which the substantial majority came from the disgorgement of short swing profits of $178,394 under Section 16(a) of the Securities and Exchange Act of 1934 (offset by $1,920 of miscellaneous expense). The Company expects to incur operating losses until the eVTOL aircraft is marketable and has passed government and safety regulations.

For the three months ended September 30, 2018, the Company did not have any revenue Astro did incur $221,807 in operating expenses, similar to the same period in 2019. The majority of the expenses was from $156,996 in research and development expenses from the design and engineering of the eVTOL aircraft . The Company also $80,553 in general and administrative expense and $9,258 in sales and marketing. There was a slight offset of $25,000 in a reduction of the impairment expense. Other expenses were $22,780 and consist of banking and filing fees and interest expense.

Discontinued Operations

The discontinued operations of Custom Pool are not comparable in the three months ended September 30, 2019 and 2018 since Custom Pool was sold on April 30, 2018 and therefore did not have operations in the 2018 period.

Net Loss

The Company had a net loss of $168,466 in the three months ended September 30, 2019 versus a net loss of $244,587 in the three months ended September 30, 2018, largely comprised of the eVTOL aircraft operations. The reduction in the loss between 2019 and

2018 is largely due to the short swing profit disgorgement of $178,394 and a reduction of research and development spending. This was offset somewhat by the increase in interest expense from the $1,383,636 principal amount of the 8% Senior Secured Convertible Promissory Note issued on November 21, 2018. There was also an undeclared preferred dividend of $2,500, in both the 2019 and 2018 periods, which made the net loss available to common stockholders of $170,966 in 2019 and $247,087 in 2018.

Astro also had a foreign currency translation gain of $17,180 from the difference in the Canadian dollar and U.S. dollar exchange rates, which produced a comprehensive loss of $151,286 in the three months ended September 30, 2019. In the comparable 2018 period, Astro had a foreign currency translation loss of $716 which produced a comprehensive loss of $245,303.

The Nine Months Ended September 30, 2019 compared to The Nine Months Ended September 30, 2018

For the nine months ended September 30, 2019, the Company did not have any revenue. It is developing an eVTOL aircraft and expects that it will be marketing the aircraft sometime in 2020. Astro did incur $842,485 in operating expenses, which the majority of the expenses was from $223,253 in sales and marketing and $426,422 in research and development. There was also $192,810 in general and administrative expenses. Other expenses were $1,111,807 and consisting mainly of banking and filing fees and interest expense. The interest expense of $1,102,582 includes $1,020,043 of amortization of the debt discount. Other expense was offset by $178,394 in miscellaneous income, all of which came from the disgorgement of short swing profits  under Section 16(a) of the Securities and Exchange Act of 1934.The Company expects to incur operating losses until the eVTOL aircraft is marketable and has passed government and safety regulations.

For the nine months ended September 30, 2018, the Company did not have any revenue. Astro did incur $6,832,442 in operating expenses, which the majority of the expenses was from an impairment of the assets acquired from Confida Aerospace of $6,285,214. The Company also incurred $427,816 in research and development expenses from the design and engineering of the eVTOL aircraft. There was $119,412 in sales and marketing and general and administrative expenses. Other expenses were $27,974 and consist of banking and filing fees and interest expense.

Discontinued Operations

The discontinued operations of Custom Pool are not comparable in the nine months ended September 30, 2019 and 2018 since Custom Pool was sold on April 30, 2018 and therefore only had operations in the 2018 period. Custom Pool had a pre-tax income of $178,300 on revenue of $1,786,911 during the nine months ended September 30, 2018.  The pre-tax income is a result of revenue at the resurfacing business having rebounded from a poor fourth quarter in 2017. This also improved the operating margin. Some of the improvement was offset in general and administrative expenses due to higher compensation and more employees hired in the office. Additionally, this created a higher allocation of employee expenses, such as health and workers compensation insurance.

Net Loss

The Company had a net loss of $1,775,898 in the nine months ended September 30, 2019 versus a net loss of $6,719,483 in the nine months ended September 30, 2018, largely comprised of the eVTOL aircraft operations. The reduction in the loss between 2019 and 2018 is largely due to the impairment expense of $6,285,214 incurred in 2018. The reduction is also due to the short swing profit disgorgement of $178,394 in the 2019 period. This was offset somewhat by the increase in interest expense from the $1,383,636 principal amount of the 8% Senior Secured Convertible Promissory Note issued on November 21, 2018. There was also an undeclared preferred dividend of $7,500, in both the 2019 and 2018 periods, which made the net loss available to common stockholders of $1,783,398 in 2019 and $6,726,983 in 2018.

Astro also had a foreign currency translation loss of $10,014 from the difference in the Canadian dollar and U.S. dollar exchange rates, which produced a comprehensive loss of $1,785,912 in the nine months ended September 30, 2019. In the comparable 2018 period, Astro had a foreign currency translation loss of $716 which produced a comprehensive loss of $6,720,199.

The Year Ended December 31, 2018 compared to The Year Ended December 31, 2017

For the year ended December 31, 2018, the Company did not have any revenue. It is developing an eVTOL aircraft and expects that it will be marketing the aircraft sometime in 2020. Astro did incur $7,436,347 in operating expenses, which the majority of the expenses was from an impairment of the assets acquired from Confida Aerospace of $6,285,214. The impairment expense was reduced by $25,000 due to a reduction of assumed accrued expenses as the expenses were incurred. The Company also incurred $901,857 in research and development expenses from the design and engineering of the eVTOL aircraft. There was $249,276 in sales and marketing and general and administrative expenses. Other expenses were $331,185 and consist of banking and filing fees and interest expense, offset by an adjustment to prepaid corporate taxes. The Company expects to incur operating losses until the eVTOL aircraft is marketable and has passed government and safety regulations. Astro’s continuing operations were not in operation in the year ended December 31, 2017, as they commenced May 8, 2018.

Discontinued Operations

The discontinued operations of Custom Pool are not comparable in the years ended December 31, 2018 and 2017 since Custom Pool was sold on April 30, 2018 and therefore only four months of operations is in the 2018 period.

Custom Pool had a pre-tax income of $178,300 on revenue of $1,786,911 during the year ended December 31, 2018.  The pre-tax income is a result of revenue at the resurfacing business having rebounded from a poor fourth quarter in 2017. This also improved the operating margin. Some of the improvement was offset in general and administrative expenses due to higher compensation and more employees hired in the office. Additionally, this created a higher allocation of employee expenses, such as health and workers compensation insurance.

In the year ended December 31, 2017, Custom Pool had pre-tax loss of $10,578 on revenue of $5,097,018. It had an income tax benefit of $26,490. The pre-tax loss is a result of relatively flat sales and operating margins, as well as increases in G&A compensation costs, insurance, legal, accounting and professional expenses and depreciation and amortization.

The Company had a net loss of $7,626,599 comprised of the eVTOL aircraft operations and the discontinued operations. There was also a preferred dividend accrual of $2,500 and undeclared preferred dividends of $7,500, which made the net loss available to common stockholders of $7,636,599.

Astro also had a foreign currency translation gain of $22,704 from the difference in the Canadian dollar and U.S. dollar exchange rates, which produced a comprehensive loss of $7,603,895.

Capital Resources and Liquidity

The Company currently is not profitable and must finance its business through raising additional capital. The Company is financed through its parent, MAAB, which has loaned the Company $630,430 and there is $119,570 available under the terms of the note at September 30, 2019. The Company also raised an additional $1.2 million of cash in November 2018 through the issuance of a Senior Secured Convertible Promissory Note in the principal amount of $1,383,636. The first tranche of $600,000 was received in November 2018 and the second tranche of $600,000 was received in February 2019.

On August 26, 2019, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement with the same investor who provided the Senior Secured Convertible Promissory Note. Under the terms of the Equity Purchase Agreement, the investor agreed to purchase from the Company up to $5,000,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1. The maximum amount that the Company shall be entitled to put to the investor in each put notice shall not exceed the lesser of $500,000 or one hundred fifty percent (150%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put.

Further capital support will come from the parent, and additional capital from third party sources. There is no assurance that the third party capital will be available. In the event that additional capital from the private or public markets is not available, the Company will need to reduce its spending on development and operations to the level of the capital that is available from the parent.

The Company has prepared its condensed consolidated financial statements for the three and nine months ended September 30, 2019 on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the condensed consolidated financial statements, for the nine months ended September 30, 2019 the Company had a net loss of $1,775,898  and used $682,951 in cash in operations, and at September 30, 2019, had negative working capital of $715,312, current assets of $57,781, and an accumulated deficit of $9,787,700. The foregoing factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating the Company’s technologies. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

While the Company has Net Operating Loss (“NOL”) for tax purposes due to the net loss from the year ended December 31, 2018 and the continuing net loss in the nine months ended September 30, 2019, the Company has taken a 100% income tax valuation allowance against it resulting in no deferred tax asset. At this time it is not known if the Company will become profitable with the ability to use the NOL.

The Company expects to spend $1,000,000 in the next six months and then another $1,000,000 in the subsequent six months on the development of the eVTOL aircraft.

In December 2015, the Company authorized 50,000,000 shares of Series A Preferred Stock, with a $0.0001 par value. The Series A Preferred has an 8% dividend paid quarterly, and is convertible into one share of common stock. The Series A Preferred is senior to the common stock as to dividends, and any liquidation, dissolution or winding up of the Company. The Series A Preferred also has certain voting and registration rights.

On March 14, 2018, Lawrence and Loreen Calarco, officers and directors of the Company, the Lawrence & Loreen Calarco Family Trust and the Lawrence and Loreen Calarco Trust of June 3, 2014, sold all 1,562,500 preferred shares to MAAB, a non-affiliate of the Company.

On March 14, 2018, 1,500,000 stock options were cancelled and two 10% Convertible Promissory Notes (“Notes”) with a six month maturity were issued to the former option holders. The principal amount was $25,000 each and there was no prepayment penalty. The Notes were convertible into the Company’s common stock based upon the average of the previous ten trading days’ closing price of the stock, at the maturity date of the Notes. Upon conversion of the notes, Bruce Bent or MAAB had the option to purchase the common stock issued at a 5% discount to the average closing price of the stock over the previous 10 trading days. The option to purchase expired ten days after the issuance of the common stock.

On September 18, 2018, at the maturity of the Notes, the entire outstanding balance was converted into 38,886 shares of common stock of the Company, which included $2,534 of accrued interest. The Company issued the shares of common stock on October 22, 2018.

On May 4, 2018, the Board of Directors of the Company authorized 10,000 shares of the Series B Convertible Preferred Stock, par value $0.001 per share. The Preferred is entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to be voted on by the stockholders of the Company, and each share of Preferred is convertible into 1,333 shares of common stock and a five year warrant to purchase 1,333 shares of common stock at an exercise price of $0.75 per share. On May 8, 2018, the Company issued all of the 10,000 authorized Series B Preferred shares in the acquisition of certain assets from Confida Aerospace Ltd.

On March 14, 2018, MAAB Global Limited, the parent of Astro, issued a Promissory Note for monetary advances to the Company of up to $750,000. The Promissory Note matures on February 28, 2021. The Promissory Note has an interest rate of 10%, compounded monthly.

Interest accrues on the principal amount or portion thereof which remains unpaid from time to time as well as any interest outstanding, from the date the principal amount is advanced until and including the date upon which the principal amount and all interest due under this promissory note shall be fully paid. The principal amount advanced under the Promissory Note is $630,430 through September 30, 2019. The Company has accrued interest expense of $72,764 at September 30, 2019.

On November 21, 2018, the Company issued an 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of $1,383,636 in exchange for a total investment of $1,200,000, less commissions and expenses, payable in two tranches. The first tranche was payable upon the closing of the agreement, and the second tranche was payable within ten (10) business days of the Investor receiving written notice confirming the effectiveness of the initial registration statement. The first tranche principal of $701,818 was issued, with an Original Issue Discount (“OID”) of $81,818, a $20,000 financing fee for the lender’s transactional expenses that was expensed and the Company received proceeds of $600,000. The second tranche was issued on February 12, 2019 in the principal amount of $681,818, with an OID of $81,818 and the Company received proceeds of $600,000. Each tranche matures 6 months after the issue date, the first tranche matured on May 21, 2019 and the second tranche matured on August 12, 2019.

The note is convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date.  The Company is subject to certain penalties if the shares are not issued within two business days of receiving the conversion notice.  Pursuant to a Security Agreement between the Company and the Investor (the “Security Agreement”), the Company has granted to the

Investor a security interest in its assets to secure repayment of the Notes. The Company must reserve an amount of shares equal to 500% of the total amount of shares issuable upon full conversion of the promissory note. The Company meets this requirement since it has 250,000,000 common shares authorized and as of December 19, 2019, 86,865,323 available to be issued.

As additional consideration for the investment, the Company issued 156,250 shares of its common stock to the Investor, valued at $89,531 at the date of issuance, plus warrants to acquire up to an aggregate 344,029 shares of the Company’s common stock at an exercise price of $0.51 per share. Upon the closing of the second tranche in February 2019, the Company issued additional warrants to acquire up to an aggregate 421,656 shares of the Company’s common stock at an exercise price of $0.40 per share. Each Warrant is exercisable by the Investor beginning on the Effective Date through the fifth year anniversary thereof.

The Note has a beneficial conversion feature for both tranches, which were valued, along with the warrants, on a relative fair value method. In the first tranche, the warrant fair value was $171,121 and the beneficial conversion feature fair value was $523,326 for a total debt discount of $694,447. However, adding the OID and the inducement shares to the debt discount, made final total debt discount $865,796, larger than the principal amount of the Note. Consequently, $163,978 of the debt discount was expensed. Additionally, $108,886 of the debt discount was amortized to interest expense for the year ended December 31, 2018, with an additional $504,910 amortized to interest in the nine months ended September 30, 2019, bringing the debt discount to $88,022 at September 30, 2019.

In the second tranche, the warrant fair value was $121,320 and the beneficial conversion feature fair value was $403,689 for a debt discount of $525,009. Including the $81,818 of OID, the total debt discount is $606,827. In the nine months ended September 30, 2019, $498,402 of the debt discount was amortized into interest expense, bringing the debt discount to $108,425 at September 30, 2019.

On February 22, 2019, the Investor converted $55,387 in principal amount of the Notes into 215,054 shares of the Company’s common stock. Likewise, on March 19, 2019, the Investor converted $38,633 in principal amount of the Note into 150,000 shares of the Company’s common stock. However, the conversion share calculation was incorrect for the March 19, 2019 conversion of the $38,633 in principal amount of the Note and was 26,712 shares less than what it should have been. These shares were added to a subsequent conversion in April 2019.

In the second quarter ended June 30, 2019, the Investor converted $449,397 in principal amount of the Note into 1,830,373 shares of the Company’s common stock.

In the third quarter ended September 30, 2019 the Investor converted $93,830 in principal amount of the Note into 750,000 shares of the Company’s common stock. The Company has accrued interest on the Note of $63,440 through September 30, 2019.

On May 21, 2019, six months after the issuance of the first tranche of the 8% Senior Secured Convertible Promissory Note, the Note matured with $307,798 in principal outstanding and approximately $24,118 in accrued interest. The Company was unable to repay the principal and accrued interest and therefore was in default of the Note. The Note has default provisions permitting default interest of 18% to be charged on the Note as well as to charge a default amount of 150% of the unpaid principal and interest.

The Note was issued with two $600,000 tranches of cash payments. Since both tranches are in one Note, both tranches are in default as of May 21, 2019.

The Company and the Investor promptly began negotiations on a Forbearance Agreement and both parties continued to account for the Note as if it was not in default. On September 11, 2019, the Company and the Investor agreed to a Forbearance Agreement. Pursuant to this agreement, the Investor is willing to postpone pursuing its rights and remedies under the agreements, in particular and without limitation with respect to the acceleration of the promissory note and the immediate payment of the default amount and reduce the balance of the promissory note to the pre-default balance plus accrued non-default interest of $1,062,784 on the following terms: 1) subject to the Company’s compliance with the forbearance agreement, the forbearance shall commence on the effective date and will expire on June 30, 2020.  2) Should the Company fail to abide by any of the terms and conditions of the forbearance agreement, fail to comply with the terms of the other agreements, or fail to timely make the payments required under the promissory notes, or should the Company trigger an event of default, the forbearance period will immediately terminate.  3) Subject to the Company’s compliance with the forbearance period, the repayment of the promissory note will be reduced from 35% to 0%.

The Company’s outstanding principal amount of the Note, after conversions, and the accrued interest as of the Forbearance Agreement date of September 11, 2019, was $805,649. The Forbearance Agreement for the outstanding principal amount and accrued interest of $1,062,784 produces a forbearance penalty of $257,135. This amount increased both the principal balance of the Note and increased the debt discount by the same amount. The $257,135 penalty is being amortized over the new maturity of the Note, June 30, 2020, and resulted in a $16,731 amortization expense in the three and nine months periods ended September 30, 2019. The outstanding principal amount of the Note is $1,003,524 at September 30, 2019.

For the Nine Months Ended September 30, 2019 compared to the Nine Months Ended September 30, 2018.

For the nine months ended September 30, 2019, the Company had a net loss of $1,775,898. The Company had the following adjustments to reconcile net loss to cash flows from operating activities: an increase of $1,020,043 due to the amortization of the Senior Secured Convertible Promissory Note discounts and an increase of $2,316 due to the amortization of deferred offering costs.

The Company had the following changes in operating assets and liabilities: an increase of $23,346 in other receivables, a decrease of $18,567 in prepaid expenses, a decrease of $11,199 in deposits, an increase of $48,300 in deferred offering costs and an increase of $112,468 in accounts payable and accrued expenses.

As a result, the Company had net cash used in operating activities of $682,951 for the nine months ended September 30, 2019 which is largely due to the continued development of the eVTOL aircraft.

For the nine months ended September 30, 2018, we had a net loss of $6,719,483. We had the following adjustments to reconcile net loss to cash flows from operating activities: an increase of $6,285,214 due to an impairment expense and an increase of $2,534 due to interest paid in common stock.

We had the following changes in operating assets and liabilities: an increase of $19,277 in other receivables, an increase of $10,000 in prepaid expenses, an increase of $20,494 in deposits, an increase of $3,833 in overdrafts at the bank, and increase of $123,065 in accounts payable and accrued expenses, and a decrease of $358,355 from the discontinued operations.

As a result, we had net cash used in operating activities of $712,963 for the nine months ended September 30, 2018 which is largely due to the continued development of the eVTOL aircraft.

For the nine months ended September 30, 2019, the Company borrowed $38,991 on the Promissory Note from MAAB and received $600,000 from the issuance of a second tranche of the Senior Secured Convertible Promissory Note. As a result, the Company had net cash provided by financing activities of $638,991 for the nine months ended September 30, 2019.

For the nine months ended September 30, 2018, we accrued a preferred stock dividend of $2,500, and received $498,758 from a Promissory Note from MAAB. As a result, we had net cash provided by financing activities of $496,258 for the nine months ended September 30, 2018.

For the nine months ended September 30, 2019, the Company had loss on the net change in the foreign currency translation of $10,014. For the nine months ended September 30, 2018, the Company had loss on the net change in the foreign currency translation of $716.

For the Year Ended December 31, 2018 compared to the Year Ended December 31, 2017

For the year ended December 31, 2018, we had a net loss of $7,626,599. We had the following adjustments to reconcile net loss to cash flows from operating activities: an increase of $6,285,214 due to an impairment expense and an increase of $295,398 due to the amortization of the Senior Secured Convertible Promissory Note discounts.

We had the following changes in operating assets and liabilities: an increase of $32,657 in other receivables, an increase of $19,190 in prepaid expenses, an increase of $14,199 in deposits, an increase of $96,452 in accounts payable and accrued expenses, and a decrease of $358,355 from the discontinued operations.

As a result, we had net cash used in operating activities of $1,373,936 for the year ended December 31, 2018 which is largely due to the continued development of the eVTOL aircraft.

For the year ended December 31, 2017, there were no operations of the Company. From the discontinued operations of Custom Pool, we had a net income of $15,912 and a decrease from the discontinued operations during the period of $38,782. As a result, we had net cash used in operating activities of $22,870 for the year ended December 31, 2017.

For the year ended December 31, 2018, we did not have any cash flow from investing activities. For the year ended December 31, 2017, we had net cash used in investing activities of $10,131 from the discontinued operations of Custom Pool.

For the year ended December 31, 2018, we accrued a preferred stock dividend of $2,500, received $591,439 from a Promissory Note from the parent and received $600,000 from the issuance of the Senior Secured Convertible Promissory Note. As a result, we had net cash provided by financing activities of $1,188,939 for the year ended December 31, 2018.

For the year ended December 31, 2017, we had cash used in financing activities of $179,641 from the discontinued operations of Custom Pool.

For the year ended December 31, 2018, we had a gain on foreign currency translation of $22,704. There was no foreign currency translation in the year ended December 31, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply.  Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year.  Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder.  Mr. Bruce Bent, the Company’s Chief Executive Officer, is currently up to date in meeting these requirements and has notified the Company that he is now compliant.  On August 30, 2019, pursuant to Section 16(a), Mr. Bent disgorged short swing profits of $178,394 to the Company.

Critical Accounting Policies and Estimates

Management's Discussion and Analysis of its Financial Condition and Results of Operations is based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America.  The preparation of these condensed consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses, and related disclosure of contingent assets and liabilities.  On an on- going basis, we evaluate our estimates, including those related to the reported amounts of revenues and expenses and the valuation of our assets and contingencies.  We believe our estimates and assumptions to be reasonable under the circumstances.  However, actual results could differ from those estimates under different assumptions or conditions. Our condensed consolidated financial statements are based on the assumption that we will continue as a going concern.  If we are unable to continue as a going concern, we would experience additional losses from the write-down of assets.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-2, Leases (Topic 842) which will require lessees to recognize on the consolidated balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.  The new ASU will require both types of leases to be recognized on the consolidated balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the consolidated financial statements. The ASU is effective for fiscal years beginning after December 15, 2018 and for interim periods within those fiscal years. The ASU had no effect on the Company’s consolidated financial statements.

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”.  The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which we are required to apply for annual periods beginning after December 15, 2017. The new guidelines currently did not impact our revenue presentation.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments in this update provide a more robust framework to use in determining when a set of assets and activities is a business. Because the current definition of a business is interpreted broadly and can be difficult to apply, stakeholders indicated that analyzing transactions is inefficient and costly and that the definition does not permit the use of reasonable judgment. The amendments provide more consistency in applying the guidance, reduce the costs of application, and make the definition of a business more operable. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2017.  The adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to change to the terms or conditions of a share-based payment award.  The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification; (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in this update. The amendments in this update become effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. An entity should apply the amendments in this update prospectively to an award modified on or after the adoption date. The Company’s adoption of this standard did not have a material impact on its consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting,” to include share based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2018 but no earlier than an entity’s adoption date of Topic 606. The Company evaluated the impact of adopting the new guidance on the consolidated financial statements, but it does not have a material impact.

Off - Balance Sheet Arrangements

We had no material off-balance sheet arrangements as of September 30, 2019.

Contractual Obligations

The registrant has no material contractual obligations

The long term debt repayments as of September 30, 2019 are as follows:

	2019	2020	2021	2022	2023	Thereafter	Total
Promissory Note - MAAB	-	-	$630,430	-	-	-	$630,430
8% Senior Secured Convertible Promissory Note	-	$1,003,524	-	-	-	-	$1,003,524
Total Repayments	-	$1,003,524	$630,430	$ -	-	$ -	$1,633,954

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS

AND CONTROL PERSONS

The following persons listed below have been retained to provide services as director until the qualification and election of his successor.  All holders of common stock will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of the registrant, supervising the development business plan, review of the officers' performance of specific business functions.  The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of the registrant.  A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected.

The Executive Officers and Directors are:

Name	Position	Term(s) of Office
Bruce Bent	Chief Executive Officer	March 22, 2018 to present
	Director	March 22, 2018 to present
	Chief Financial Officer	March 22, 2018 to present

Paul F. Beard	Director	April 30, 2018 to September 17, 2019

Resumes

Bruce Bent, age 62, has been the CEO and director of the Company since March 22, 2018.  From September 18, 2017 to present, Mr. Bent has acted as Chief Executive Officer and Director of MAAB Global Limited.  Mr. Bent is President of Matthews Development (Alberta) Inc. a Canadian based project management company and is Chief Financial Officer of Matthews Acquisitions LLC, a holding company for the Matthews Group of Companies in the United States.  Mr. Bent is Chairman and Director of Enerdynamic Hybrid Technologies Corp, a TSXV listed company.  Mr. Bent received a BA in Communications from the University of Manitoba in April, 1981.

Paul F. Beard, age 56, was a director of the Company starting April 30, 2018, and he resigned from his position on September 17, 2019.  Mr. Beard has been the CEO of Uavignix since November of 2014 to the present and was the CTO of Horizon Hobby from May of 2005 through November of 2014.  Mr. Beard received a BSC from UMIST in Manchester, UK in April, 1984.

Significant Employees

We have no significant employees who are not executive officers.

Family Relationships

No officer or director of the registrant has a family relationship with any other member of the registrant.

Directorships

None

Involvement in Certain Legal Proceedings

During the past ten years, no director, promoter or control person:

• has filed a petition under federal bankruptcy laws or any state insolvency laws, nor had a receiver, fiscal agent or similar officer appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

• was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

• was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from or otherwise limiting the following activities:

Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

Engaging in any type of business practice; or

Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

  was the subject of any order, judgment or decree, not subsequently reverse, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in the preceding bullet point, or to be associated with persons engaged in any such activity;

  was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

  was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

  was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

any Federal or State securities or commodities law or regulation; or

any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

any law or regulation prohibiting mail or wire fraud in connection with any business activity; or

      was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, or any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Promoters and control person

Not applicable.

Code of Ethics

The Company adopted a written code of ethics that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer and controller and any persons performing similar functions.

Corporate Governance

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

Executive Compensation

The following table sets forth the compensation paid to officers and board of directors since inception. The table sets forth this information for salary, bonus, and certain other compensation to the board of directors and named executive officers since inception and includes all board of directors and officers as of December 19, 2019.

SUMMARY COMPENSATION TABLE

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)	Total ($) (j)
Bruce Bent	2019	0	0	0	0	0	0	0	0
CEO, CFO, Director	2018	0	0	0	0	0	0	0	0
	2017	0	0	0	0	0	0	0	0
Paul Beard	2019	0	0	0	0	0	0	0	0
Former Director

Lawrence Calarco(1)	2018	0	0	0	0	0	0	0	0
Former CEO, Former Director	2017	208,000	10,000	0	0	0	0	0	218,000

Charles Dargan II	2018	6,250	0	0	0	0	0	0	6,250
Former CFO, Former Director, Former Principal Accounting Officer	2017	25,000	0	0	0	0	0	0	25,000

Loreen Calarco(1)	2018	0	0	0	0	0	0	0	0
Former COO, Former Director	2017	78,000	10,000	0	0	0	0	0	88,000

(1) All salary amounts paid were made through our wholly-owned subsidiary, Custom Pool & Spa Mechanics, Inc.

Except for such compensation and as indicated above, no cash compensation, deferred compensation, pension benefits or long-term incentive plan awards were issued or granted to our management during the fiscal years indicated above.  Further, no member of management has been granted any option or stock appreciation rights except as indicated below; accordingly, no tables relating to such items have been included within this Item.

2014 Stock Awards Plan

In November 2014, the board of directors of Custom Pool approved the adoptions of a Stock Awards Plan. A total of 7,000,000 shares was authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock. The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan.

On March 14, 2018, the Company cancelled all 3,250,000 outstanding stock options under the 2014 Stock Awards Plan, with 1,500,000 of the stock options exchanged for two 10% Convertible Promissory Notes with a six month maturity (see Note 10, “Convertible Promissory Notes” of the consolidated financial statements beginning on page 58). Consequently, there are 7,000,000 shares available for issuance at September 30, 2019.

A summary of the stock option activity over the nine months ended September 30, 2019 and 2018 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Dec. 31, 2017	3,250,000	$ 0.0367	3.3 Years	$ 56,125
Options Cancelled	(3,250,000)	-	-	-
Outstanding at September 30, 2018	-	-	-	-
Exercisable at September 30, 2018	-	-	-	-

Outstanding at December 31, 2018	-	-	-	-
Outstanding at September 30, 2019	-	-	-	-

The Company expensed $22,857 of stock option compensation for the nine months ended September 30, 2018.

Limitation on Liability and Indemnification

We are a Nevada corporation. The Nevada Revised Statutes (“NRS”) provides that the articles of incorporation of a Nevada corporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except that any such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) acts specified in Section 78 (concerning unlawful distributions), or (iv) any transaction from which a director directly or indirectly derived an improper personal benefit. Our articles of incorporation contain a provision eliminating the personal liability of our directors or our shareholders for monetary damages to the fullest extent provided by the NRS.

The NRS provides that a Nevada corporation must indemnify a person who was wholly successful, on the merits or otherwise, in defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal, in which he or she was a party because the person is or was a director, against reasonable expenses incurred by him or her in connection with the proceeding, unless such indemnity is limited by the corporation's articles of incorporation. Our articles of incorporation do not contain any such limitation.

The NRS provides that a Nevada corporation may indemnify a person made a party to a proceeding because the person is or was a director against any obligation incurred with respect to a proceeding to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) or reasonable expenses incurred in the proceeding if the person conducted himself or herself in good faith and the person reasonably believed, in the case of conduct in an official capacity with the corporation, that the person's conduct was in the corporation's best interests and, in all other cases, his or her conduct was at least not opposed to the corporation's best interests and, with respect to any criminal proceedings, the person had no reasonable cause to believe that his or her conduct was unlawful.  Our articles of incorporation and bylaws allow for such indemnification. A corporation may not indemnify a director in connection with any proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or, in connection with any other proceeding charging that the director derived an improper personal benefit, whether or not involving actions in an official capacity, in which proceeding the director was judged liable on the basis that he or she derived an improper personal benefit. Any indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with such proceeding.

The NRS, unless otherwise provided in the articles of incorporation, a Nevada corporation may indemnify an officer, employee, fiduciary, or agent of the corporation to the same extent as a director and may indemnify such a person who is not a director to a greater extent, if not inconsistent with public policy and if provided for by its bylaws, general or specific action of its board of directors or shareholders, or contract. Our articles of incorporation provide for indemnification of directors, officers, employees, fiduciaries and agents of the Company to the full extent permitted by Nevada law.

Our articles of incorporation also provide that we may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Company or who is or was serving at the request of the Company as a director, officer or agent of another enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not we would have the power to indemnify him or her against such liability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT

The table below sets forth the beneficial ownership of our common stock, as of December 19, 2019, by:

•All of our current directors and executive officers, individually; and

•All persons who beneficially own more than 5% of our outstanding common stock.

The beneficial ownership of each person was calculated based on 73,201,722 shares of our common stock outstanding as of December 19, 2019.  The SEC has defined “beneficial ownership” to mean more than ownership in the usual sense. For example, a person has beneficial ownership of a share not only if he owns it in the usual sense, but also if he has the power (solely or shared) to vote, sell or otherwise dispose of the share. Beneficial ownership also includes the number of shares that a person has the right to acquire within 60 days, pursuant to the exercise of options or warrants or the conversion of notes, debentures or other indebtedness, but excludes stock appreciation rights. Two or more persons might count as beneficial owners of the same share. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise noted, the address of the following persons listed below is c/o Astro Aerospace Ltd., 320 W. Main Street, Lewisville, TX 75057.

Name and Address	Amount	Percentage
Bruce Bent	48,761,571 (indirect)	66.61%
320 W. Main Street
Lewisville, TX 75057

Paul F. Beard (1)	0	0%
320 W. Main Street
Lewisville, TX 75057

All Officers and Directors as a Group (2 persons)	48,761,571 (indirect)	66.61%

(1)Mr. Beard resigned as a director on September 17, 2019.

Changes in Control

There are no present arrangements or pledges of our securities that may result in a change in control of the registrant.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

On March 14, 2018, MAAB, the parent of Astro, issued a Promissory Note for monetary advances to the Company of up to $750,000. The Promissory Note matures on February 28, 2021. The Promissory Note has an interest charge of 10%, compounded monthly.

Interest accrues on the principal amount or portion thereof which remains unpaid from time to time as well as any interest outstanding, from the date the principal amount is advanced until and including the date upon which the principal amount and all interest due under this promissory note shall be fully paid. The principal amount advanced under the Promissory Note is $630,430 through September 30, 2019. The Company has accrued interest expense of $72,764 at September 30, 2019. A portion of the proceeds from the 8% Senior Secured Convertible Promissory Note was used to repay a portion of the Promissory Note from MAAB in the nine month period ended September 30, 2019.

Promoters and Certain Control Persons

Except as indicated under the heading “Transactions with Related Persons” above, there have been no transactions since the beginning of our last fiscal year, or any currently proposed transaction in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years.

Director Independence

Our Common Stock is currently quoted on the OTCQB, which does not impose specific standards relating to director independence or the makeup of committees with independent directors, or provide definitions of independence. In accordance with the rules of the SEC, we determine the independence of our directors by reference to the rules of The Nasdaq Stock Market (“NASDAQ”). In accordance with such rules, the Board has determined that with the departure of Mr. Beard, the Company no longer has an independent director.

DESCRIPTION OF CAPITAL STOCK

The following statements constitute brief summaries of our articles of incorporation and bylaws.

Authorized Capital

The total number shares that we have the authority to issue is two hundred fifty million (250,000,000) common shares, par value $0.001.

Series A Preferred Stock

Our Series A Preferred Stock has the following powers, rights, qualifications, limitations and restrictions:

Series A preferred stock, $0.0001 par value.  There are no redemption rights.  Series A preferred shares rank senior to the Company’s common stock.  In the event of any liquidation, dissolution, or winding up of the Company, holders of Series A preferred shares are entitled to receive a preferred return equal to the purchase price paid for such Series A preferred shares.  The remainder of the amount distributed will be allocated among the holders of common shares and any remaining series of preferred shares pro-rata according to the share ownership of either class.  Such receipt by the holder shall subsequently redeem and retire the outstanding Series A preferred shares held prorated by the amount received.

Series A preferred shares receive a mandatory dividend equal to 8% per annum, payable quarterly.  Each Series A preferred share is convertible into common shares at $0.08 per common share.  Holders of Series A preferred shares are not entitled to any preemptive rights to purchase stock in future stock offering of the Company.  The holders of Series A preferred shares have the right to register their unregistered stock when either the Company or another investor initiates a registration of the Company’s securities.

Series A preferred shares are not entitled to voting rights.  Series A preferred shares have the right of co-sale.  If a majority shareholder sells their stake, the Series A preferred shareholders have the right to join the transaction and sell their minority stake in the Company.

Series A preferred shareholders are not required to sell all of their Series A preferred shares on the same terms or conditions of a co-sale by a majority shareholder.  If any Series A preferred shareholders wish to sell, transfer or otherwise dispose of any or all of their Series A preferred shares, the other Series A preferred shareholders shall not have a prior right to buy such Series A preferred shares.  There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Series B Preferred Stock

The Company authorized 10,000 shares of the Series B Convertible Preferred Stock (“Preferred”), par value $0.001 per share. The Preferred is entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to by the stockholders of the Company, and each share of Preferred is convertible into 1,333 shares of common stock and a five year warrant to purchase 1,333 shares of common stock at an exercise price of $0.75 per share.

Common Stock

Our common stock has the following powers, rights, qualifications, limitations and restrictions:

   1.    The holders of the common stock shall be entitled to one vote for each share of common stock held by them of record at the time for determining the holders thereof entitled to vote.

   2.     After we shall comply with the requirements, if any, with respect to the setting aside of funds as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be affixed in accordance with the provisions hereof, then but not otherwise, the holders of common stock shall be entitled to receive such dividends, if any, as may be declared from time to time by the board of directors; and

   3.   In the event of a voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of the registrant, the holders of the common stock shall be entitled to receive all of the remaining assets of the registrant, tangible and intangible, of whatever kind available for distribution to stockholders, ratably in proportion to the number of common shares held by each.

Transfer Agent

We have retained the services of Action Stock Transfer, 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, UT 84121, to act as our transfer agent.

SELLING STOCKHOLDER

The following table details the name of the selling stockholder, the number of shares beneficially owned by the selling stockholder, and the number of shares that may be offered by the selling stockholder for resale under this prospectus. The selling stockholder may sell up to 4,343,713 common shares from time to time in one or more offerings under this prospectus. Because the selling stockholder may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares, no definitive estimate as to the number of shares that will be held by the selling stockholder after the offering can be provided. The selling stockholder has informed us that they are not registered broker-dealers and do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. Furthermore, the selling stockholder is not an affiliate of a broker-dealer. The following table has been prepared on the assumption that all shares offered under this prospectus will be sold to parties unaffiliated with the selling stockholder.

This prospectus covers the resale of 4,343,713 common shares by the selling stockholder, comprised of the following: i) the 156,250 common shares we issued under the Purchase Agreement as Inducement Shares, ii) the 3,843,434 common shares issuable upon the conversion of the promissory note we issued to the selling stockholder on November 27, 2018 pursuant to the Purchase Agreement, and iii) the 344,029 common shares issuable upon the exercise of the Warrants we issued to the selling stockholder on November 27, 2018 pursuant to the Purchase Agreements.

Under the terms of the Purchase Agreement, we may not issue common shares to the selling stockholder to the extent that the selling stockholder would, at any time, beneficially own more than 9.99% of our outstanding common shares as determined in accordance with SEC rules.

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

		Number of shares to be beneficially owned and percentage of beneficial ownership after the offering(1)(3)
Name of selling stockholder	Shares beneficially owned as of the date of this prospectus(1)(2)	Number of shares	Percentage of class(4)
Oasis Capital LLC	4,343,713	0	0

1)Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to common shares.  Common shares subject to options, warrants or other convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding for computing the percentage of the person holding such options, warrants or other convertible securities but are not counted as outstanding for computing the percentage of any other person.

2)This number represents i) the 156,250 common shares we issued under the Purchase Agreement as Inducement Shares, ii) the 3,843,434 common shares issuable upon the conversion of the promissory note we issued to the selling stockholder on November 27, 2018 pursuant to the Purchase Agreement, and iii) the 344,029 common shares issuable upon the exercise of the Warrants we issued to the selling stockholder on November 27, 2018 pursuant to the Purchase Agreements.  Under the terms of the Purchase Agreement, we may not issue common shares to the selling stockholder to the extent that the selling stockholder would, at any time, beneficially own more than 9.99% of our outstanding common shares as determined in accordance with SEC rules.

3)The amount and percentage of common shares that will be beneficially owned by the selling stockholder after completion of the offering assume that they will sell all common shares being offered pursuant to this prospectus.

4)Based on 73,201,722 common shares issued and outstanding as of December 19, 2019.  All common shares being offered pursuant to this prospectus by the selling stockholder is counted as outstanding for computing the percentage beneficial ownership of such selling stockholder.

Effective as of November 27, 2018 (the “Effective Date”), the Company entered into a Securities Purchase Agreement with Oasis Capital, LLC, a Puerto Rico limited liability company (the “selling stockholder”). Pursuant to the Securities Purchase Agreement, the Company issued a convertible promissory note to the selling stockholder (the “Note”) in the aggregate principal amount of up to $1,383,636 in exchange for a total investment of $1,200,000, less commissions and expenses, payable in two tranches. The first tranche is payable upon the closing of the agreement, and the second tranche will be payable within ten (10) business days of the selling stockholder receiving written notice confirming the effectiveness of the initial registration statement.  This note is convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date.  These shares are to be issued within two (2) business days, with a daily $3,000 penalty for unissued shares.  Pursuant to a Security Agreement between the Company and the selling stockholder (the “Security Agreement”), the Company has granted to the selling stockholder a security interest in its assets to secure repayment of the Notes. The Company reported the transaction in its consolidated financial statements for the year ended December 31, 2018.  The Company must reserve an amount of shares equal to 500% of the total amount of shares issuable upon full conversion of the promissory note.

As additional consideration for the investment, the Company issued 156,250 shares of its common stock (the “Inducement Shares”) to the selling stockholder plus warrants (the

“Warrants”) to acquire up to an aggregate 344,029 shares of the Company’s common stock (the “Warrant Shares”) at an exercise price of $0.51 per share. Upon the closing of the second tranche investment, a number of additional warrants shall be issued equal to one quarter of the face value of the note divided by the exercise price, which shall be 110% of the volume weighted average price on the day prior to the second closing date. Each Warrant is exercisable by the selling stockholder beginning on the Effective Date through the fifth year anniversary thereof.  Any shares issued that do not currently fall under the registration statement to be filed pursuant to the Registration Rights Agreement will be issued under the Section 4(a)(2) or the Regulation 506 exemption.

The maturity date of the Notes is twelve months from the Effective Date. The Notes accrue interest at a rate of 8% per annum (with twelve months of interest guaranteed). The Notes may be prepaid in any amount, subject to the following prepayment penalties: (1) during the first 30 days after the Effective Date, any amount prepaid will be subject to a 10% prepayment penalty; (2) during the next 30 days thereafter, any amount prepaid will be subject to a 15% prepayment penalty; (3) during the next 30 days thereafter, any amount prepaid will be subject to a 25% prepayment penalty; and (5) any amount prepaid after the 90th calendar day after the Effective Date will be subject to a 35% prepayment penalty.

Should the Company reserve an insufficient amount of shares, fail to issue the shares in a timely manner, or fail to remove any restrictive legends on any shares issued, the Note shall become immediately due and payable and the Company shall pay to the selling stockholder an amount equal to the default amount multiplied by two.  Should the Company default in any other way, the Note shall become immediately due and payable and the Company shall pay to the selling stockholder an amount equal to 150% (plus an additional 5% per each additional event of default that occurs) multiplied by the then outstanding entire balance of the Note plus default interest, plus any amounts owed for failing to deliver the shares in a timely fashion together with costs such as legal fees and collection expenses.  Alternatively, should a default exist, the selling stockholder shall have the right to require the Company to immediately issue, in lieu of the default amount, common shares equal to the default amount divided by the lesser of 1) $0.50 per share or 2) the alternative conversion price equal to 55% of the lowest trading price in the thirty trading days prior to the conversion date.

Pursuant to a Registration Rights Agreement between the Company and the selling stockholder (the “Registration Rights Agreements”), the Company has agreed, among other things, to file with the SEC a registration statement covering the Inducement Shares and any other shares issuable under the transaction documents and to use its reasonable best efforts to cause such registration statement to become effective before February 25, 2018. The Company must amend the registration statement as necessary within ten (10) business days should any change to the total amount registered be required, with a non-completion penalty of liquidated damages of 25% of the outstanding principal balance, but not less than $15,000.

The Company agrees not to effectuate a reverse split while the Note is outstanding.  Should the Company effectuate a reverse split during this time, they agree to pay liquidated damages of 30% of the outstanding principal balance of the note, payable in either a cash payment or as an addition to the balance of the note, or as a combination of both forms of payment.  This is in addition to any other rights the selling stockholder holds.

SHARES ELIGIBLE FOR FUTURE SALE

Upon the date of this prospectus, there are 73,201,722 common shares outstanding, none of which may be freely traded without registration or an applicable exemption.  The common shares being registered pursuant to this registration statement shall be freely tradable upon the effective date of the registration statement until the termination of the offering, unless sold.

Any additional common shares issued in the future but not registered with the Securities and Exchange Commission are restricted within the meaning of Rule 144 under the Securities Act, and are subject to the resale provisions of Rule 144.

At the present time, re-sales or distributions of such shares are provided for by the provisions of Rule 144.  That rule is a so-called "safe harbor" rule that, if complied with, should eliminate any questions as to whether or not a person selling restricted shares has acted as an underwriter.

Rule 144(d) (1) states that if the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act, a minimum of six months must elapse between the later of the date of the acquisition of the securities from the issuer, or from an affiliate of the issuer, and any resale of such securities.

Sales under Rule 144 are also subject to notice and manner of sale requirements and to the availability of current public information and must be made in unsolicited brokers' transactions or to a market maker.

A person who is not an affiliate of the registrant under the Securities Act during the three months preceding a sale and who has beneficially owned such shares for at least six months is entitled to sell the shares under Rule 144 without regard to the volume, notice, information and manner of sale provisions.  Affiliates must comply with the restrictions and requirements of Rule 144 when transferring restricted shares even after the six month holding period has expired and must comply with the restrictions and requirements of Rule 144 in order to sell unrestricted shares.

No predictions can be made of the effect, if any, that market sales of common shares or the availability of such shares for sale will have on the market price prevailing from time to time.  Nevertheless, sales of significant amounts of our common shares could adversely affect the prevailing market price of the common shares, as well as impair our ability to raise capital through the issuance of additional equity securities.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant as provided in the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None

MARKET FOR COMMON EQUITY AND RELATED

STOCKHOLDER MATTERS

There is a limited public trading market for the common stock. Our common stock is quoted on the OTC Market OTCQB under the symbol "ASDN", with quotations that commenced in October 2009; however, the market for common shares is extremely limited. No assurance can be given that the present limited market for our common stock will continue or will be maintained.

For any market that is maintained for our common stock, the resale of “restricted securities” pursuant to Rule 144 of the Commission by members of management or other persons may have a substantial adverse impact on any such public market.  Present members of management have already satisfied the one-year holding period of Rule 144 for public sales of a large portion of their holdings in the Company thereunder.

A minimum holding period of six months is required for resales under Rule 144. In addition, affiliates of the Company must comply with certain other requirements, including publicly available information concerning the Company; limitations on the volume of “restricted securities” which can be sold in any 90-day period; the requirement of unsolicited broker’s transactions; and the filing of a Notice of Sale on Form 144.

The following table sets forth the range of high and low sales prices for our common stock for each of the fiscal quarters for the past year as reported on the OTCQB. These prices represent inter-dealer prices without adjustments for mark-up, markdown, or commission and do not necessarily reflect actual transactions

High ($)  Low ($)

September 30, 20170.060.05

December 31, 20170.060.006

March 31, 20180.900.021

June 30, 20183.330.22

September 30, 20182.091.01

December 31, 20181.240.40

March 31, 20190.750.31

June 30, 20190.870.21

September 30, 20190.310.12

Holders

As of December 19, 2019, we have approximately 40 shareholders of record of our common stock.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the Company. Under Rule 144(k), a person who has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least six months, is entitled to sell shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144.

Dividend Policy

As of the date of this annual report, we have not paid any dividends to shareholders. There are no restrictions which would limit our ability to pay dividends on common equity or that are likely to do so in the future. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend; we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of the total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution

Recent Sales of Unregistered Securities

During the last three years, we issued the following securities:

  (a) 5/4/18 – 10,000 Series B preferred shares to Confida Aerospace Ltd. pursuant to an Asset Purchase Agreement.

The above issued common shares were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Issuer Purchases of Equity Securities

We have not repurchased any of our common shares since inception.

EXPERTS

Our consolidated financial statements as of December 31, 2018 appearing in this prospectus and in the registration statement have been audited by Hacker, Johnson & Smith PA, an independent registered public accounting firm and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings that may arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may have an adverse effect on our business, financial conditions, or operating results. We are not aware of any legal proceedings or claims that will have, individually or in the aggregate, a material adverse effect on our business, financial condition or operating results.

LEGAL MATTERS

The validity of the common shares being offered hereby will be passed upon by J.M. Walker & Associates, Attorneys At Law, Centennial, Colorado.

WHERE YOU CAN FIND MORE INFORMATION

At your request, we will provide you, without charge, a copy of any document filed as exhibits in this prospectus. If you want more information, write or call us at: (972) 221-1199.

Our fiscal year ends on December 31.

We have filed a registration statement on Form S-1 under the Securities Act with the SEC for the securities offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement.  For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules.  Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete.

In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference.  Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

ASTRO AEROSPACE LTD.

Index to

Financial Statements

Astro Aerospace Ltd. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2019	2018
	(unaudited)
Assets
Cash	$1,155	$55,129
Other Receivables	56,003	32,657
Prepaids	623	19,190
Total Current Assets	57,781	106,976

Acquired In-Process Research and Development	871,000	871,000
Deposits	3,000	14,199
Deferred Offering Costs, Net	45,984	-
Total Assets	$977,765	$992,175

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable and Accrued Liabilities	$206,420	$93,952
8% Senior Secured Convertible Promissory Note, net of discounts of $436,851 at September 30, 2019 and $592,932 at December 31, 2018	566,673	108,886
Total Current Liabilities	773,093	202,838

Long Term Liabilities
Promissory Note from MAAB	630,430	591,439
Total Liabilities	1,403,523	794,277

Commitments and Contingencies (Notes 1, 18 and 19)

Stockholders' (Deficit) Equity
Series A Convertible Preferred Stock, $0.0001 par value, 50,000,000 Shares Authorized, 1,562,500 shares Issued and Outstanding at September 30, 2019 and December 31, 2018	156	156

Series B Convertible Preferred Stock, $0.001 par value, 10,000 Shares Authorized, 10,000 Shares Issued and Outstanding at September 30, 2019 and December 31, 2018	10	10

Common Stock, $0.001 par value, 250,000,000 Shares Authorized, 72,410,623 and 69,308,946 shares Issued and Outstanding at September 30, 2019 and December 31, 2018	72,411	69,309

Additional Paid-in Capital:
Series A Convertible Preferred Stock	124,844	124,844
Series B Convertible Preferred Stock	7,156,204	7,156,204
Common Stock	1,995,627	836,473
Accumulated Other Comprehensive Income	12,690	22,704
Accumulated Deficit	(9,787,700)	(8,011,802)
Total Stockholders' (Deficit) Equity	(425,758)	197,898
Total Liabilities and Stockholders' (Deficit) Equity	$977,765	$992,175

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,
	2019	2018
Revenue	$-	$-

Operating Expenses:

Sales and Marketing	92,374	9,258
General and Administrative	66,253	80,553
Research and Development	80,166	156,996
Impairment Expense	-	(25,000)

Total Operating Expenses	238,793	221,807
Loss from Operations	(238,793)	(221,807)

Other (Income) Expense
Interest Expense, Net	105,254	12,672
Bank and Filing Fees	893	10,108
Miscellaneous Income	(176,474)	-
Total Other (Income) Expense	(70,327)	22,780

Loss Before Income Tax	(168,466)	(244,587)

Income Tax
Current	-	-
Deferred	-	-
Total Income Tax Expense	-	-

Net Loss	(168,466)	(244,587)
Less: Preferred Stock Dividends	2,500	2,500
Net Loss Available to Common Stockholders	$(170,966)	$(247,087)

Net Loss per Common Share:
Basic	$(0.00)	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic	72,176,927	69,270,060

Weighted Average Number of Common Shares Outstanding - Diluted	72,176,927	69,270,060

Astro Aerospace Ltd. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Three Months Ended September 30,
	2019	2018

Net Loss	$(168,466)	$(244,587)
Foreign Currency Translation Gain (Loss)	17,180	(716)
Comprehensive Loss	(151,286)	(245,303)

Astro Aerospace Ltd. and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Revenue	$-	$-

Operating Expenses:
Sales and Marketing	223,253	18,284
General and Administrative	192,810	101,128
Research and Development	426,422	427,816
Impairment Expense	-	6,285,214

Total Operating Expenses	842,485	6,832,442
Loss from Operations	(842,485)	(6,832,442)

Other Expense (Income)
Interest Expense, Net	1,102,582	19,314
Bank and Filing Fees	9,225	18,660
Miscellaneous Income	(178,394)	(10,000)
Total Other Expense	933,413	27,974

Loss Before Income Tax	(1,775,898)	(6,860,416)

Income Tax
Current	-	-
Deferred	-	-
Total Income Tax Expense	-	-
Loss from Continuing Operations, Net	(1,775,898)	(6,860,416)

Discontinued Operations:
Income from Discontinued Operations	-	178,300
Income Tax	-	(37,367)
Income from Discontinued Operations, Net	-	140,933

Net Loss	(1,775,898)	(6,719,483)
Less: Preferred Stock Dividends	7,500	7,500
Net Loss Available to Common Stockholders	$(1,783,398)	$(6,726,983)

Net Loss per Common Share:
Net Loss From Continuing Operations per Common Share:
Basic	$(0.03)	$(0.09)
Diluted	$(0.03)	$(0.09)

Net Earnings From Discontinued Operations per Common Share:
Basic	$-	$-
Diluted	$-	$-

Net Loss per Common Share:
Basic	$(0.03)	$(0.09)
Diluted	$(0.03)	$(0.09)

Weighted Average Number of Common Shares Outstanding - Basic	70,819,765	75,278,368

Weighted Average Number of Common Shares Outstanding - Diluted	70,819,765	75,278,368

Astro Aerospace Ltd. and Subsidiaries

Condensed Consolidated Statements of Comprehensive Loss

(Unaudited)

	Nine Months Ended September 30,
	2019	2018

Net Loss	$(1,775,898)	$(6,719,483)
Foreign Currency Translation Loss	(10,014)	(716)
Comprehensive Loss	(1,785,912)	(6,720,199)

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiaries

Condensed Consolidated Statement of Stockholders’ Equity (Deficit)

Three and Nine Months Ended September 30, 2019 and 2018

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid - In Capital Series A	Additional Paid - In Capital Series B	Additional Paid - In Capital	Accumulated Other Comprehensive (Loss)	Retained Earnings (Accumulated	Total Stockholders' Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred	Preferred	Common	Income	Deficit)	(Deficit)

Balance at December 31, 2017	1,562,500	$ 156	-	$ -	82,938,960	$ 82,939	$ 124,844	$ -	$ 229,744	$ -	$ 277,467	$ 715,150

Issuance of 10% Convertible Promissory Notes (Unaudited)	-	-	-	-	-	-	-	-	(50,000)	-	-	(50,000)
Preferred Stock Dividend (Unaudited)	-	-	-	-	-	-	-	-		-	(2,500)	(2,500)
Stock Option Expense (Unaudited)	-	-	-	-	-	-	-	-	2,283	-	-	2,283
Net Income (Unaudited)	-	-	-	-	-	-	-	-	-	-	178,820	178,820

Balance at March 31, 2018 (Unaudited)	1,562,500	$ 156	-	-	82,938,960	$ 82,939	124,844	$ -	$ 182,027	$ -	$ 453,787	$ 843,753
Acquisition of Common Stock for Common Stock of Subsidiaries (Unaudited)	-	-	-	-	(13,668,900)	(13,669)	-	-	(202,601)	-	(660,171)	(876,441)
Issuance of Series B Convertible Preferred Stock (unaudited)	-	-	10,000	10	-	-	-	7,156,204	-	-	-	7,156,214
Stock Option Expense (Unaudited)	-	-	-	-	-	-	-	-	20,574	-	-	20,574
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	(6,653,716)	(6,653,716)

Balance at June 30, 2018 (Unaudited)	1,562,500	$ 156	10,000	$ 10	69,270,060	$ 69,270	$ 124,844	$ 7,156,204	$ -	$ -	$ (6,860,100)	$ 490,384
Conversion into Common Stock of the 10% Convertible Promissory Notes with Accrued Interest (Unaudited)	-	-	-	-	-	-	-	-	52,534	-	-	52,534
Foreign Currency Translation Loss (Unaudited)	-	-	-	-	-	-	-	-	-	(716)	-	(716)
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	(244,587)	(244,587)

Balance at September 30, 2018 (Unaudited)	1,562,500	$ 156	10,000	$ 10	69,270,060	$ 69,270	$ 124,844	$ 7,156,204	$ 52,534	$ (716)	$ (7,104,687)	$ 297,615

Balance at December 31, 2018	1,562,500	$ 156	10,000	$ 10	69,308,946	$ 69,309	$ 124,844	$ 7,156,204	$ 836,473	$ 22,704	$ (8,011,802)	$ 197,898

Issuance of Inducement common shares (Unaudited)	-	-	-	-	156,250	156	-	-	(156)	-	-	-
Partial Conversion of 8% Senior Secured Convertible Promissory Notes (Unaudited)	-	-	-	-	365,054	365	-	-	93,655	-	-	94,020
Fair Value of Warrants Issued with 8% Senior Secured Convertible Promissory Note - 2nd Tranche (Unaudited)	-	-	-	-	-	-	-	-	121,320	-	-	121,320
Fair Value of Beneficial Conversion Feature of the 8% Senior Secured Convertible Promissory Note - 2nd Tranche (Unaudited)	-	-	-	-	-	-	-	-	403,689	-	-	403,689
Foreign Currency Translation Gain (Unaudited)	-	-	-	-	-	-	-	-	-	665		665
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	(696,623)	(696,623)

Balance at March 31, 2019 (Unaudited)	1,562,500	$ 156	10,000	$ 10	69,830,250	$ 69,830	$ 124,844	$ 7,156,204	$ 1,454,981	$ 23,369	$ (8,708,425)	$ 120,969
Partial Conversions of 8% Senior Secured Convertible Promissory Notes (Unaudited)	-	-	-	-	1,830,373	1,831	-	-	447,566	-	-	449,397
Foreign Currency Translation Loss (Unaudited)	-	-	-	-	-	-	-	-	-	(27,859)	-	(27,859)
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	(910,809)	(910,809)

Balance at June 30, 2019 (Unaudited)	1,562,500	$ 156	10,000	$ 10	71,660,623	$ 71,661	$ 124,844	$ 7,156,204	$ 1,902,547	$ (4,490)	$ (9,619,234)	$ (368,302)
Partial Conversions of 8% Senior Secured Convertible Promissory Notes (Unaudited)	-	-	-	-	750,000	750	-	-	93,080	-	-	93,830
Foreign Currency Translation Gain (Unaudited)	-	-	-	-	-	-	-	-	-	17,180	-	17,180
Net Loss (Unaudited)	-	-	-	-	-	-	-	-	-	-	(168,466)	(168,466)

Balance at September 30, 2019 (Unaudited)	1,562,500	$ 156	10,000	$ 10	72,410,623	$ 72,411	$ 124,844	$ 7,156,204	$ 1,995,627	$ 12,690	$ (9,787,700)	$ (425,758)

The accompanying Notes are an integral part of the condensed consolidated financial statements

Astro Aerospace Ltd. and Subsidiaries

Condensed Consolidated Statements of Cash Flow

(Unaudited)

	Nine Months Ended September 30,
	2019	2018
Cash Flow from Operating Activities:
Net loss	$(1,775,898)	$(6,719,483)

Adjustments to Reconcile Net Loss to Net Cash Used In Operating Activities:
Impairment Expense	-	6,285,214
Interest Paid in Common Stock	-	2,534
Amortization of Note Discounts	1,020,043	-
Amortization of Deferred Offering Costs	2,316	-

(Decrease) Increase in Cash from change in:
Other Receivables	(23,346)	(19,277)
Prepaids	18,567	(10,000)
Deposits	11,199	(20,494)
Deferred Offering Costs	(48,300)	-
Overdraft at Banks	-	3,833
Accounts Payable and Accrued Expenses	112,468	123,065
Discontinued Operations, net	-	(358,355)

Net Cash Used In Operating Activities	(682,951)	(712,963)

Cash Flow from Financing Activities:
Preferred Stock Dividend	-	(2,500)
Promissory Note from MAAB	38,991	498,758
8% Senior Secured Convertible Promissory Note	600,000	-

Net Cash Provided By Financing Activities	638,991	496,258

Effect of Foreign Currency Translation Loss	(10,014)	(716)

Net Decrease in Cash	$(53,974)	$(217,421)

Cash at the Beginning of the Period	$55,129	$217,421
Cash at the End of the Period	$1,155	$-

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Period for:
Interest	$1,699	$9,232
Taxes	$-	$24,930

Supplemental Disclosures of Non-Cash Information:
10% Convertible Promissory Notes Issued in Exchange for Stock Options	$-	$50,000
Common Stock Received in Sale of Discontinued Operations	$-	$876,440
Assets Sold in Discontinued Operations for Common Stock	$-	$1,941,259
Liabilities Sold in Discontinued Operations for Common Stock	$-	$(1,064,818)
Series B Preferred Stock Issued in Acquisition of Assets	$-	$7,156,214
Acquired In-Process Research and Development	$-	$7,181,214
Accounts Payable and Accrued Liabilities Assumed in Acquisition of Assets	$-	$25,000
Conversion into Common Stock of the 10% Convertible Promissory Notes with Accrued Interest	$-	$52,534
Conversion of 8% Senior Secured Convertible Promissory Notes into Common Stock	$637,247	$-
Discounts Issued with 8% Senior Secured Convertible Promissory Notes	$606,827	$-
Discounts Issued in Connection with Forbearance Agreement for 8% Senior Secured Convertible Promissory Notes	$257,135	$-
Amortization to Interest Expense of the Debt Discount from the 8% Senior Secured Convertible Promissory Note	$1,020,043	$-

The accompanying Notes are an integral part of the condensed consolidated financial statements

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Astro Aerospace Ltd. (“Astro” or the “Company”) and its wholly-owned subsidiary, is a developer of self-piloted and autonomous, manned and unmanned, eVTOL (Electric Vertical Take Off and Landing) aerial vehicles. The Company intends to provide the market with a mainstream mode of everyday, aerial transportation for both humans and cargo. Astro currently has a working prototype and is making engineering and mechanical improvements to it.

Astro is the successor corporation to CPSM, Inc., which through its subsidiaries, Custom Pool and Spa Mechanics, Inc. (“Custom Pool and Spa”), and Custom Pool Plastering, Inc. (“CPP”) collectively (“Custom Pool”) were primarily engaged in the provision of full line pool and spa services, specializing in pool maintenance and service, repairs, leak detection, renovations, decking and remodeling.  The primary market area included Martin, Palm Beach, St Lucie, Indian River and Brevard counties, Florida.

On March 14, 2018, MAAB Global Limited (“MAAB”), the majority stockholder and parent of Astro, acquired control of CPSM, Inc. and on April 30, 2018, Custom Pool was sold to the Lawrence & Loreen Calarco Family Trust, an entity controlled by Lawrence Calarco and Loreen Calarco, former officers and directors of the CPSM (See Note 2, “Sale of Common Stock of Majority Stockholders and Resignation and Election of the Board of Directors” and Note 3, “ Sale of Custom Pool”).

On March 24, 2018 the articles of incorporation were amended to change the name of the Company from CPSM, Inc. to Astro Aerospace Ltd. As of September 30, 2019, the Company has one subsidiary, Astro Aerospace Ltd. (Canada), which is incorporated in Canada and is used mainly for refunds of the Goods and Services Tax in Canada.

Going Concern

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying condensed consolidated financial statements, for the nine months ended September 30, 2019 the Company had a net loss of $1,775,898 and used $682,951 cash in operations, and at September 30, 2019, had negative working capital of $715,312, current assets of $57,781, and an accumulated deficit of $9,787,700. The foregoing factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating the Company’s technologies. The condensed consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company acknowledges that its current cash position is insufficient to maintain the current level of operations and research and development, and that the Company will be required to raise substantial additional capital to continue its operations and fund its future business plans. The Company has continued to raise funds through its parent, MAAB, and the outstanding note payable balance was $630,430 and there is $119,570 available under the terms of the note at September 30, 2019. The Company has also raised funds through independent capital sources, of which the Company has a Senior Secured Convertible Promissory Note (See Note 9, “8% Senior Secured Convertible Promissory Note”) with an outstanding balance of $1,003,524 at September 30, 2019. Astro plans to raise additional capital in the private and public securities markets in 2019.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 2 – SALE OF COMMON STOCK OF MAJORITY STOCKHOLDERS AND RESIGNATION AND ELECTION OF THE BOARD OF DIRECTORS

On March 14, 2018, Lawrence and Loreen Calarco, officers and directors of the Company, the Lawrence & Loreen Calarco Family Trust and the Lawrence and Loreen Calarco Trust of June 3, 2014, majority stockholders controlled by Lawrence and Loreen Calarco, sold 51,711,571 common shares and 1,562,500 preferred shares to MAAB Global Limited, a non-affiliate of the Company, paid from Bruce Bent, officer and director of MAAB Global Limited’s personal funds resulting in a change of control of the Company.  The stock was transferred to MAAB Global Limited effective March 14, 2018.  The 51,711,571 common shares and 1,562,500 preferred shares represented 62.35% and 100% of the issued and outstanding common and preferred stock of the Company.

On March 14, 2018, Lawrence Calarco, Loreen Calarco and Charles Dargan II resigned as officers and directors of the Company.  Additionally, on March 14, 2018, Jeffrey Michel and Randy Sofferman resigned as directors of the Company.

On March 14, 2018, Bruce Bent, age 62, was appointed as Chief Executive Officer and Director of the Company. He will stand for re-election at the next annual meeting of the shareholders.  There are no material arrangements to which Mr. Bent is a party, and there is no family relationship between him and any other party connected to the Company.

NOTE 3 – SALE OF CUSTOM POOL

On April 30, 2018, pursuant to a Share Exchange Agreement dated April 16, 2018, the Company sold all of the issued and outstanding common shares of Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, its wholly owned subsidiaries, for 13,668,900 common shares of the Company held by the Lawrence & Loreen Calarco Family Trust, an entity controlled by Lawrence Calarco and Loreen Calarco, former officers and directors of the Company.  The Board of Directors subsequently authorized the cancellation of those common shares.  After said cancellation, the total issued and outstanding common shares is 69,270,060.  The Share Exchange Agreement was approved by the Board of Directors and written consent of shareholders holding 62.35% of the voting securities of the Company as of April 16, 2018.

The Company determined that there would be no gain or loss on the sale in accordance with Accounting Standards Codification 505-30-10, “Equity – Nonreciprocal Transfers with Owners”. Essentially the transaction is similar to a spin-off or reorganization since the Company acquired shares of its own common stock for the common shares of Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, its wholly owned subsidiaries. As such, the transaction is accounted for at the recorded (book value) amount. The book value of the net assets was $876,440.

Custom Pool is presented as a discontinued operation in the condensed consolidated financial statements. The following is a reconciliation of the major line items constituting income from discontinued operations, net that are presented in the accompanying condensed consolidated statements of operations:

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 3 – SALE OF CUSTOM POOL (Continued)

	Nine Months Ended September 30,
	2019	2018
Major Classes of Line Items Constituting Pre-Tax Income on Discontinued Operations:
Revenue	$-	$1,786,911
Cost of Services	-	1,208,619
General and Administrative	-	338,877
Other Operating Expenses	-	51,370
Total Operating Expenses	-	1,598,866
Operating Income	-	188,045
Other Expense	-	9,745
Total Pre-Tax Income from Discontinued Operations	-	178,300
Income Tax Expense	-	(37,367)
Income from Discontinued Operations, Net	$-	$140,933

NOTE 4 – ACQUISITION OF ASSETS FROM CONFIDA AEROSPACE, LTD.

On May 8, 2018, the Company entered into an Asset Purchase Agreement with Confida Aerospace Ltd. Pursuant to the Asset Purchase Agreement, the Company purchased in-process research and development (“IPRD”) consisting of inventory, hardware designs, software designs, and a trademark all pertaining to passenger drone design and use from Confida Aerospace Ltd. As consideration for the Asset Purchase Agreement, the Company issued Confida Aerospace Ltd., 10,000 of the Company’s Series B preferred shares (See Note 11, “Convertible Preferred Stock”).  Each preferred share is convertible into 1,333 common shares and 1,333 warrants.  Each warrant is exercisable into one of the Company’s common shares at an exercise price of $.75.  The warrants have an exercise period of five years upon conversion. Additionally, the Company assumed $50,000 of debts incurred by Confida Aerospace Ltd. related to drone development.

All of the authorized shares of the Series B Convertible Stock were issued for the assets and $50,000 of accrued liabilities were assumed. The fair market value of the preferred stock was $7,131,214 as determined by an independent third party valuation firm. The fair market value was arrived at using an equivalent conversion into the common stock of Astro, which is trading in the Over-The-Counter Market. Appropriate restrictions and marketability discounts were applied, including using the 40 day volume weighted average price of $0.46 per share. The fair value of the common stock equivalent was $3,753,271. As well, the warrants issued in conjunction with the common stock were valued using the Black Scholes Model. The inputs used were a 40 day volume weighted average price of $0.46 per share, exercise price of $0.75 per share, a ten year term, a risk free rate of 2.97%, a volatility of 51% and no dividend yield. The fair value of the warrants was $3,377,943.

The Company determined the fair value of the IPRD based on the fair market value of the consideration paid for the IPRD: 10,000 shares of Series B Convertible Preferred Stock, each share of which is convertible into 1,333 shares of common stock and 1,333 common stock warrants. The drone prototype is in an early development stage and the fair value is not determinable using cash flow projections and such projections were not available. It is anticipated that the drone will be marketable in 2020 and at that time material net cash flows are expected to commence.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 4 – ACQUISITION OF ASSETS FROM CONFIDA AEROSPACE, LTD. (Continued)

Further analysis of the IPRD determined that the recoverability of the fair value carrying amount was not probable and an impairment expense of $6,310,214 was incurred to reduce the carrying value of the net assets to $871,000, which approximates cost.

After the initial 90 day period for the assumption of liabilities, the Company determined that it would most likely only assume $25,000 of liabilities and adjusted the condensed consolidated financial statements accordingly. As of September 30, 2019, the expenses related to the liabilities have been incurred.

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying unaudited, condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information, and the Securities and Exchange Commission ("SEC") rules for interim financial reporting. Certain information and footnote disclosures normally included in the condensed consolidated financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. However, in the opinion of management, the accompanying interim condensed consolidated financial statements reflect all normal recurring adjustments necessary to present fairly the Company's condensed consolidated financial position as of September 30, 2019 and the condensed consolidated results of operations and cash flows for the periods presented. The condensed consolidated results of operations for interim periods are not necessarily indicative of the results of operations to be expected for any subsequent interim period or for the fiscal year ended December 31, 2019. The accompanying unaudited, condensed consolidated financial statements and notes thereto should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2018, included in the Company's Form 10-K, which was filed with the SEC on April 15, 2019.

Cash

All highly liquid investments with original maturities of three months or less or money market accounts held at financial institutions are considered to be cash. Substantially all of the cash is placed with one financial institution. From time to time during the year the cash accounts are exposed to credit loss for amounts in excess of insured limits of $250,000 in the event of non-performance by the institution, however, it is not anticipated that there will be non-performance.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets – Acquired In-Process Research and Development

Acquired in-process research and development consists of acquired drone technology and engineering and trademarks. The Company reviews the IPRD, which currently has an indefinite useful life, for impairment at least annually or more frequently if an event occurs creating the potential for impairment, until such time as the research and development efforts are completed or abandoned.  If the research and   development efforts are abandoned, the related costs will be written off in the period of such determination. If the research and development efforts are completed successfully, the related assets will be amortized over the estimated useful life of the underlying products. The Company will amortize the cost of identified intangible assets using amortization methods that reflect the pattern in which the economic benefits of the intangible assets are consumed or otherwise realized. There was no impairment expense incurred in the three and nine month periods ended September 30, 2019. There was an impairment expense of $6,285,214 in the nine month period ended September 30, 2018.

Revenue Recognition

The Company does not currently have any revenue. In discontinued operations, revenue was recognized when the pool service was completed and the collectability was reasonably assured. For pool resurfacing and remediation work, revenue was recognized at the time of completion of the job.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of GAAP which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values.

In accordance with GAAP, the fair value of stock-based awards is generally recognized as compensation expense over the requisite service period, which is defined as the period during which an employee is required to provide service in exchange for an award. The Company uses a straight-line attribution method for all grants that include only a service condition. Compensation expense related to all awards is included in operations.

Warrants

Warrants issued with the 8% Senior Secured Convertible Promissory Note are accounted for under the fair value and relative fair value method.

The warrant is first analyzed per its terms as to whether it has derivative features or not. If the warrant is determined to be a derivative and not qualify for equity treatment, then it is measured at fair value using the Black Scholes option model, and recorded as a liability on the condensed consolidated balance sheet. The warrant is re-measured at its then current fair value at each subsequent reporting date (it is “marked-to-market”).

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

If the warrant is determined to not have derivative features, it is recorded into equity at its fair value using the Black Scholes option model, however, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the convertible note.

The convertible promissory note is recorded at its fair value, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the warrant. Further, the convertible promissory note is examined for any intrinsic beneficial conversion feature (“BCF”) of which the convertible price of the note is less than the closing common stock price on date of issuance. If the relative fair value method is used to value the convertible promissory note and there is an intrinsic BCF, a further analysis is undertaken of the BCF using an effective conversion price which assumes the conversion price is the relative fair value divided by the number of shares the convertible debt is converted into by its terms. The BCF value is accounted for as equity.

The warrant and BCF relative fair values are also recorded as a discount to the convertible promissory notes. As present, these equity features of the convertible promissory notes have recorded a discount to the convertible notes that is substantially equal to the proceeds received.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of asset and liabilities.  Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP.  Under GAAP, the tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date.  If the tax position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are recognized.  Management believes there are no unrecognized tax benefits or uncertain tax positions as of September 30, 2019 and December 31, 2018.

The Company assessed its earnings history, trends and estimates of future earnings and determined that the deferred tax asset could not be realized as of September 30, 2019. Accordingly, a valuation allowance was recorded against the net deferred tax asset. The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted loss per share on the face of the condensed consolidated statements of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period, computed using the treasury stock method for outstanding stock options and warrants and the if converted method for convertible notes and preferred stock. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Common stock equivalents are anti-dilutive for the three and nine months ended September 30, 2019 due to the net loss during the periods. The common stock equivalents are comprised of stock options, warrants, convertible promissory note and the Series A and Series B Convertible Preferred Stock.

Further, the Company has presented its discontinued operations in accordance with ASC 205-20, “Presentation of Financial Statements, Discontinued Operations”, which requires the presentation of both basic and diluted loss per share from continuing operations and the basic and diluted net loss per share from discontinued operations in addition to the basic and diluted net loss per share.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For the three and nine months ended September 30, 2019 and 2018, the basic and diluted net loss per share from continuing operations, the basic and diluted net income from discontinued operations and the basic and diluted net loss per share were computed as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
Loss from Continuing Operations, net	$(168,466)	$(244,587)	$(1,775,898)	$(6,860,416)
Income from Discontinued Operations, net	$-	$-	$-	$140,933
Net Loss Available to Common Stockholders and Assumed Conversions	$(168,466)	$(244,587)	$(1,775,898)	$(6,719,483)
Series A Preferred Stock Dividends	2,500	2,500	7,500	7,500
Net Loss Available to Common Stockholders	$(170,966)	$(247,087)	$(1,783,398)	$(6,726,983)

Weighted Average Shares - Basic	72,176,927	69,270,060	70,819,765	75,278,368
Effective Dilutive Securities – Stock Options	-	-	-	-
Shares Issuable Upon Conversion of Convertible Promissory Notes	-	-	-	-
Shares Issuable Upon Conversion of Preferred Stock – Series A	-	-	-	-
Shares Issuable Upon Conversion of Preferred Stock – Series B	-	-	-	-
Weighted Average Shares – Diluted	72,176,927	69,270,060	70,819,765	75,278,368
Net Loss Per Common Share from Continuing Operations:
Basic	$(0.00)	$(0.00)	$(0.03)	$(0.09)
Diluted	$(0.00)	$(0.00)	$(0.03)	$(0.09)
Net Earnings Per Common Share from Discontinued Operations:
Basic	$-	$-	$-	$-
Diluted	$-	$-	$-	$-
Net Loss Per Common Share:
Basic	$(0.00)	$(0.00)	$(0.03)	$(0.09)
Diluted	$(0.00)	$(0.00)	$(0.03)	$(0.09)

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Comprehensive Loss

Comprehensive loss consists of net loss plus the foreign currency translation loss.

Foreign Currency Translation

The translation of assets and liabilities for the Company’s foreign subsidiary is made at period end exchange rates, while revenue and expense accounts are translated at the average exchange rates during the period transactions occurred.

Fair Value Measurement

GAAP establishes a hierarchy to prioritize the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest ranking to the fair values determined by using unadjusted quoted prices in active markets for identical assets (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). Observable inputs are those that market participants would use in pricing the assets based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. At September 30, 2019 and December 31, 2018 there were no assets or liabilities carried or measured at fair value.

Use of Estimates and Assumptions

The preparation of condensed consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 6 – RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-2, Leases (Topic 842) which will require lessees to recognize on the condensed consolidated balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.  The new ASU will require both types of leases to be recognized on the condensed consolidated balance sheet. The ASU also will require disclosures to help investors and other condensed consolidated financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the condensed consolidated financial statements. The ASU was effective for fiscal years beginning after December 15, 2018 and for interim periods within those fiscal years. The ASU had no effect on the Company’s condensed consolidated financial statements.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting,” to include share based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2018 but no earlier than an entity’s adoption date of Topic 606. The Company evaluated the impact of adopting the new guidance on the condensed consolidated financial statements, but it does not have a material impact.

NOTE 7 – CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash with high-credit quality financial institutions. At September 30, 2019 and December 31, 2018, the Company did not have any cash balances in excess of federally insured limits.

NOTE 8 – FAIR VALUE ESTIMATES

The Company measures financial instruments at fair value in accordance with ASC 820, which specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions.

Management believes the carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued liabilities as of September 30, 2019 and December 31, 2018 approximate their respective fair values because of the short-term nature of these instruments. The Company measures its notes payable in accordance with the hierarchy of fair value based on whether the inputs to those valuation techniques are observable or unobservable. The hierarchy is:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 8 – FAIR VALUE ESTIMATES (Continued)

The estimated fair value of the cash and notes payable at September 30, 2019 and December 31, 2018, were as follows:

	Quoted Prices In Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Carrying Value
At September 30, 2019:
Assets
Cash	$ 1,155	-	-	$ 1,155
Liabilities
8% Senior Secured Convertible Promissory Note	-	-	$ 566,673	$ 566,673
Promissory Note from MAAB	-	-	$ 630,430	$ 630,430

At December 31, 2018:
Assets
Cash	$ 55,129	-	-	$ 55,129
Liabilities
8% Senior Secured Convertible Promissory Note	-	-	$ 108,886	$ 108,886
Promissory Note from MAAB	-	-	$ 591,439	$ 591,439

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

On November 21, 2018, the Company issued an 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of $1,383,636 in exchange for a total investment of $1,200,000, less commissions and expenses, payable in two tranches. The first tranche was payable upon the closing of the agreement, and the second tranche was payable within ten (10) business days of the Investor receiving written notice confirming the effectiveness of the initial registration statement. The first tranche principal of $701,818 was issued, with an Original Issue Discount (“OID”) of $81,818, a $20,000 financing fee for the lender’s transactional expenses that was expensed and the Company received proceeds of $600,000. The second tranche was issued on February 12, 2019 in the principal amount of $681,818, with an OID of $81,818 and the Company received proceeds of $600,000. Each tranche matures 6 months after the issue date, the first tranche matured on May 21, 2019 and the second tranche matured on August 12, 2019 (See Note 10, “Default And Forbearance On The 8% Senior Secured Convertible Promissory Note”).

The note is convertible into common shares of the Company at a price equal to 75% of the lowest market value in the thirty trading days prior to the conversion date.  The Company is subject to certain penalties if the shares are not issued within two business days of receiving the conversion notice.  Pursuant to a Security Agreement between the Company and the Investor (the “Security Agreement”), the Company has granted to the Investor a security interest in its assets to secure repayment of the Notes. The Company must reserve an amount of shares equal to 500% of the total amount of shares issuable upon full conversion of the promissory note. The Company meets this requirement since it has 250,000,000 common shares authorized and as of October 30, 2019, 96,164,018 shares available to be issued.

As additional consideration for the investment, the Company issued 156,250 shares of its common stock to the Investor, valued at $89,531 at the date of issuance, plus warrants to acquire up to an aggregate 344,029 shares of the Company’s common stock at an exercise price of $0.51 per share. Upon the closing of the second tranche in February 2019, the Company issued additional warrants to acquire up to an aggregate 421,656 shares of the Company’s common stock at an exercise price of $0.40 per share. Each Warrant is exercisable by the Investor beginning on the Effective Date through the fifth year anniversary thereof.

The Note has a beneficial conversion feature for both tranches, which were valued, along with the warrants, on a relative fair value method. In the first tranche, the warrant fair value (See Note 14, “Warrants”) was $171,121 and the beneficial conversion feature fair value was $523,326 for a total debt discount of $694,447. However, adding the OID and the inducement shares to the debt discount, made final total debt discount $865,796, larger than the principal amount of the Note. Consequently, $163,978 of the debt discount was expensed. Additionally, $108,886 of the debt discount was amortized to interest expense for the year ended December 31, 2018, with an additional $504,910 amortized to interest in the nine months ended September 30, 2019, bringing the debt discount to $88,022 at September 30, 2019.

In the second tranche, the warrant fair value (See Note 14, “Warrants”) was $121,320 and the beneficial conversion feature fair value was $403,689 for a debt discount of $525,009. Including the $81,818 of OID, the total debt discount is $606,827. In the nine months ended September 30, 2019, $498,402 of the debt discount was amortized into interest expense, bringing the debt discount to $108,425 at September 30, 2019. However, the forbearance agreement increased the principal amount, and the debt discount, which were allocated to the second tranche, so there was a net increase in the principal and the debt discount in the second tranche as of September 30, 2019 (See Note 10, “Default and Forbearance on the 8% Senior Secured Convertible Promissory Note”).

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 9 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE (Continued)

On February 22, 2019, the Investor converted $55,387 in principal amount of the Notes into 215,054 shares of the Company’s common stock. Likewise, on March 19, 2019, the Investor converted $38,633 in principal amount of the Note into 150,000 shares of the Company’s common stock. However, the conversion share calculation was incorrect for the March 19, 2019 conversion of the $38,633 in principal amount of the Note and was 26,712 shares less than what it should have been. These shares were added to a subsequent conversion in April 2019.

In the second quarter ended June 30, 2019, the Investor converted $449,397 in principal amount of the Note into 1,830,373 shares of the Company’s common stock.

In the third quarter ended September 30, 2019 the Investor converted $93,830 in principal amount of the Note into 750,000 shares of the Company’s common stock. The Company has accrued interest on the Note of $63,440 through September 30, 2019.

NOTE 10 – DEFAULT AND FORBEARANCE ON THE 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

On May 21, 2019, six months after the issuance of the first tranche of the 8% Senior Secured Convertible Promissory Note, the Note matured with $307,798 in principal outstanding and approximately $24,118 in accrued interest. The Company was unable to repay the principal and accrued interest and therefore was in default of the Note. The Note has default provisions permitting default interest of 18% to be charged on the Note as well as to charge a default amount of 150% of the unpaid principal and interest.

The Note was issued with two $600,000 tranches of cash payments. Since both tranches are in one Note, both tranches are in default as of May 21, 2019.

The Company and the Investor promptly began negotiations on a Forbearance Agreement and on September 11, 2019, the Company and the Investor agreed to a Forbearance Agreement. Pursuant to this agreement, the Investor is willing to postpone pursuing its rights and remedies under the agreements, in particular and without limitation with respect to the acceleration of the promissory note and the immediate payment of the default amount and reduce the balance of the promissory note to the pre-default balance plus accrued non-default interest of $1,062,784 on the following terms: 1) subject to the Company’s compliance with the forbearance agreement, the forbearance shall commence on the effective date and will expire on June 30, 2020.  2) Should the Company fail to abide by any of the terms and conditions of the forbearance agreement, fail to comply with the terms of the other agreements, or fail to timely make the payments required under the promissory notes, or should the Company trigger an event of default, the forbearance period will immediately terminate.  3) Subject to the Company’s compliance with the forbearance period, the repayment of the promissory note will be reduced from 35% to 0%.

The Company’s outstanding principal amount of the Note, after conversions, and the accrued interest as of the Forbearance Agreement date of September 11, 2019, was $805,649. The Forbearance Agreement for the outstanding principal amount and accrued interest of $1,062,784 produces a forbearance penalty of $257,135. This amount increased both the principal balance of the Note and increased the debt discount by the same amount. The $257,135 penalty is being amortized over the new maturity of the Note, June 30, 2020, and resulted in a $16,731 amortization expense in the three and nine months periods ended September 30, 2019. The outstanding principal amount of the Note is $1,003,524 at September 30, 2019.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 11 – CONVERTIBLE PROMISSORY NOTES

On March 14, 2018, 1,500,000 stock options were cancelled and two 10% Convertible Promissory Notes (“Notes”) with a six month maturity were issued to the former option holders. The principal amount was $25,000 each and there was no prepayment penalty. The Notes were convertible into the Company’s common stock based upon the average of the previous ten trading days’ closing price of the stock, at the maturity date of the Notes. Upon conversion of the notes, Bruce Bent or MAAB Global Limited had the option to purchase the common stock issued at a 5% discount to the average closing price of the stock over the previous 10 trading days. The option to purchase expired ten days after the issuance of the common stock. The option was not exercised.

On September 18, 2018, at the maturity of the Notes, the entire outstanding balance was converted into 38,886 shares of common stock of the Company, which included $2,534 of accrued interest. The Company issued the shares of common stock on October 22, 2018.

NOTE 12 – PROMISSORY NOTE FROM MAAB

On March 14, 2018, MAAB, the parent of Astro, issued a Promissory Note for monetary advances to the Company of up to $750,000. The Promissory Note matures on February 28, 2021. The Promissory Note has an interest charge of 10%, compounded monthly. Interest accrues on the principal amount or portion thereof which remains unpaid from time to time as well as any interest outstanding, from the date the principal amount is advanced until and including the date upon which the principal amount and all interest due under this promissory note shall be fully paid. The principal amount advanced under the Promissory Note is $630,430 through September 30, 2019. The Company has accrued interest expense of $72,764 at September 30, 2019. A portion of the proceeds from the 8% Senior Secured Convertible Promissory Note was used to repay a portion of the Promissory Note from MAAB in the nine month period ended September 30, 2019.

NOTE 13 – CONVERTIBLE PREFERRED STOCK

In December 2015, the Company authorized 50,000,000 shares of Series A Preferred Stock, with a $0.0001 par value and no liquidation value. The Series A Preferred has an 8% dividend paid quarterly, and is convertible into one share of common stock. The Series A Preferred is senior to the common stock as to dividends, and any liquidation, dissolution or winding up of the Company. The Series A Preferred also has certain voting and registration rights.

In January 2016, the Company issued 1,562,500 shares of the Series A Preferred Stock to Lawrence and Loreen Calarco, former officers and directors of the Company.

On March 14, 2018, Lawrence and Loreen Calarco, officers and directors of the Company, the Lawrence & Loreen Calarco Family Trust and the Lawrence and Loreen Calarco Trust of June 3, 2014, sold all 1,562,500 preferred shares to MAAB, a non-affiliate of the Company. Cumulative undeclared Series A Preferred dividends were $15,000 at September 30, 2019.

On May 4, 2018, the Board of Directors of Astro Aerospace Ltd. authorized 10,000 shares of the Series B Convertible Preferred Stock (“Preferred”), par value $0.001 per share. The Preferred is entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to be voted on by the stockholders of the Company, and each share of Preferred is convertible into 1,333 shares of common stock and a five year warrant to purchase 1,333 shares of common stock at an exercise price of $0.75 per share. On May 8, 2018, the Company issued all of the 10,000 authorized Series B Preferred shares in the acquisition of certain assets from Confida Aerospace Ltd.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 13 – CONVERTIBLE PREFERRED STOCK (Continued)

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of the Series B Preferred Stock shall share pro rata with the holders of the common stock, on an as if converted basis.

NOTE 14 - WARRANTS

As part of the 8% Senior Secured Convertible Promissory Note issuance, the Company issued warrants in the first tranche to acquire up to an aggregate 344,029 shares of the Company’s common stock at an exercise price of $0.51 per share. These warrants were fair valued using the Black Scholes Model with the following inputs: stock price on November 21, 2018, date of issuance, $0.57, strike price $0.51, time to expiration, five years, five year Treasury constant maturity rate, 2.33%, volatility 253% and no dividend yield. The result was a fair value of $0.5676 per warrant or $195,271 in aggregate. This fair value was reduced with the relative fair value method when including the beneficial conversion feature of the convertible note (See Note 9, “8% Senior Secured Convertible Promissory Note”) to $171,121. The warrant relative fair value was added to additional paid in capital – common stock.

In the second tranche, the Company issued warrants to acquire up to an aggregate 421,656 shares of the Company’s common stock at an exercise price of $0.40 per share. These warrants were fair valued using the Black Scholes Model with the following inputs: stock price on February 12, 2019, date of issuance, $0.33, strike price $0.40, time to expiration, five years, five year Treasury constant maturity rate, 2.34%, volatility 173% and no dividend yield. The result was a fair value of $0.35 per warrant or $147,580 in aggregate. This fair value was reduced with the relative fair value method when including the beneficial conversion feature of the convertible note (See Note 9, “8% Senior Secured Convertible Promissory Note”) to $121,320. The warrant relative fair value was added to additional paid in capital – common stock. A summary of the subsequent warrant activity is as follows:

	Warrants outstanding	Exercise price per share	Price per Share on Date of Issuance
Balance, December 31, 2017	-	-	-
Granted – Confida Acquisition (May 8, 2018)	13,330,000	$0.75	$1.00
Convertible Promissory Note (Nov. 21, 2018)	344,029	0.51	0.57
Expired	-	-	-

Balance, December 31, 2018	13,674,029	0.51 – 0.75	0.57 – 1.00
Granted – Convertible Promissory Note	421,656	0.40	0.33
Expired	-	-	-
Balance – September 30, 2019	14,095,685	0.40 – 0.75	0.33 – 1.00

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 15 - EQUITY PURCHASE AGREEMENT AND REGISTRATION RIGHTS AGREEMENT

On August 26, 2019, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement with the same Investor who provided the funding with the 8% Senior Secured Convertible Promissory Note. Under the terms of the Equity Purchase Agreement, the Investor agreed to purchase from the Company up to $5,000,000 of the Company’s common stock upon effectiveness of a registration statement on Form S-1 filed with the U.S. Securities and Exchange Commission and subject to certain limitations and conditions set forth in the Equity Purchase Agreement.

Following effectiveness of the Registration Statement, and subject to certain limitations and conditions set forth in the Equity Purchase Agreement, the Company shall have the discretion to deliver put notices to the Investor and the Investor will be obligated to purchase shares of the Company’s common stock, par value $0.001 per share based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to the Investor in each put notice shall not exceed the lesser of $500,000 or one hundred fifty percent (150%) of the average daily trading volume of the Company’s Common Stock during the ten (10) trading days preceding the put notice. Pursuant to the Equity Purchase Agreement, the Investor and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to the Investor that would result in the Investor’s beneficial ownership of the Company’s outstanding Common Stock exceeding 9.99%. The price of each put share shall be equal to eighty five percent (85%) of the Market Price (as defined in the Equity Purchase Agreement). Puts may be delivered by the Company to the Investor until the earlier of (i) the date on which the Investor has purchased an aggregate of $5,000,000 worth of Common Stock under the terms of the Equity Purchase Agreement, (ii) August 26, 2022, or (iii) written notice of termination delivered by the Company to the Investor, subject to certain equity conditions set forth in the Equity Purchase Agreement.

On August 26, 2019, in connection with its entry into the Equity Purchase Agreement and the Registration Rights Agreement, the Company committed to issue 600,000 Commitment Shares (as defined in the Equity Purchase Agreement) to the Investor.  These shares are initially being issued pursuant to the Section 4(a)(2) exemption and will be registered pursuant to the Registration Rights Agreement. Subsequent to the Agreement and prior to the issuance of the Commitment Shares, the Company renegotiated the payment to 300,000 shares of common stock. The fair value of the Commitment Shares as of August 26, 2019 was $48,300. Another 300,000 shares of common stock are to be issued once the Company has drawn greater than $2,500,000 pursuant to this agreement.  This is recorded as a deferred offering cost and is being amortized over the life of the agreement, which is three years. For the three and nine months ended September 30, 2019, $2,316 has been amortized into expense.

As of September 30, 2019, the Company has not issued any stock under the Equity Purchase Agreement.

The Registration Rights Agreement provides that the Company shall (i) file with the Commission the Registration Statement by November 25, 2019; and (ii) use its best efforts to have the Registration Statement declared effective by the Commission at the earliest possible date (in any event, within 120 days after the execution date of the definitive agreements).

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 16 – 2014 STOCK AWARDS PLAN

In November 2014, the board of directors of Custom Pool approved the adoptions of a Stock Awards Plan. A total of 7,000,000 shares was authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock. The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan.

On March 14, 2018, the Company cancelled all 3,250,000 outstanding stock options under the 2014 Stock Awards Plan, with 1,500,000 of the stock options exchanged for two 10% Convertible Promissory Notes with a six month maturity (see Note 11, “Convertible Promissory Notes”). Consequently, there are 7,000,000 shares available for issuance at September 30, 2019.

The Company has not issued any new stock options since the cancellation of the outstanding stock options in 2018.

A summary of the stock option activity over the nine months ended September 30, 2019 and 2018 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Dec. 31, 2017	3,250,000	$ 0.0367	3.3 Years	$ 56,125
Options Cancelled	(3,250,000)	-	-	-
Outstanding at September 30, 2018	-	-	-	-
Exercisable at September 30, 2018	-	-	-	-

Outstanding at December 31, 2018	-	-	-	-
Outstanding at September 30, 2019	-	-	-	-

The Company expensed $22,857 of stock option compensation for the nine months ended September 30, 2018.

NOTE 17 - SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, an officer, director, or greater-than-10% shareholder of the Company must file a Form 4 reporting the acquisition or disposition of Company’s equity securities with the Securities and Exchange Commission no later than the end of the second business day after the day the transaction occurred unless certain exceptions apply.  Transactions not reported on Form 4 must be reported on Form 5 within 45 days after the end of the Company’s fiscal year.  Such persons must also file initial reports of ownership on Form 3 upon becoming an officer, director, or greater-than-10% shareholder.  Mr. Bruce Bent, the Company’s Chief Executive Officer, is currently up to date in meeting these requirements and has notified the Company that he is now compliant.  On August 30, 2019, pursuant to Section 16(a), Mr. Bent disgorged short swing profits of $178,394 to the Company, which was recorded as miscellaneous income and a reduction of the debt owed to MAAB, the parent of the Company.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 18 – COMMITMENTS AND CONTINGENCIES

The Company does not have any significant or long term commitments. The Company is not currently subject to any litigation.

NOTE 19 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the condensed consolidated balance sheet date through November 20, 2019 (the condensed consolidated financial statement issuance date) and noted the following disclosures:

The Company issued 300,000 shares of common stock on October 30, 2019 in satisfaction of the commitment fee for the Equity Purchase Agreement (See Note 15, “Equity Purchase Agreement and Registration Rights Agreement”).

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors

Astro Aerospace Ltd. and Subsidiaries

Lewisville, Texas:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Astro Aerospace Ltd. and Subsidiaries (the "Company"), as of December 31, 2018 and 2017 and the related consolidated statements of operations, comprehensive (loss) income, changes in stockholders' equity and cash flows for the years then ended and the related notes (collectively referred to as the "financial statements").  In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 2018 and 2017, and the consolidated results of its operations and its cash flows for years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the consolidated financial statements, the Company has a loss from operations of $7,626,599 for the year ended December 31, 2018, and a working capital deficiency of $95,862 which raises substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans in regard to this matter are also described in Note 1.  The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud, the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

HACKER, JOHNSON & SMITH PA

We have served as the Company's auditor since 2014.

Tampa, Florida

April 15, 2019

Astro Aerospace Ltd. and Subsidiaries

Consolidated Balance Sheets

	December 31,
	2018	2017
Assets
Cash	$55,129	$-
Other Receivables	32,657	-
Prepaids	19,190	-
Assets held as Discontinued Operations	-	1,699,633
Total Current Assets	106,976	1,699,633
Acquired In-Process Research and Development	871,000	-
Deposits	14,199	-
Total Assets	$992,175	$1,699,633

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable and Accrued Liabilities	$93,952	$-
8% Senior Secured Convertible Promissory Note, net of discounts of $592,932	108,886	-
Liabilities held as Discontinued Operations	-	984,483
Total Current Liabilities	202,838	984,483

Long Term Liabilities
Promissory Note from MAAB	591,439	-
Total Liabilities	794,277	984,483
Commitments and Contingencies (Notes 1, 16 and 17)

Stockholders' Equity
Series A Convertible Preferred Stock, $0.0001 par value, 50,000,000 Shares Authorized, 1,562,500 shares Issued and Outstanding at December 31, 2018 and 2017	156	156
Series B Convertible Preferred Stock, $0.001 par value, 10,000 Shares Authorized, 10,000 Shares and 0 Shares Issued and Outstanding at December 31, 2018 and 2017	10	-
Common Stock, $0.001 par value, 250,000,000 Shares Authorized, 69,308,946 and 82,938,960 shares Issued and Outstanding at December 31, 2018 and 2017	69,309	82,939
Additional Paid-in Capital:
Series A Convertible Preferred Stock	124,844	124,844
Series B Convertible Preferred Stock	7,156,204	-
Common Stock	836,473	229,744
Accumulated Other Comprehensive Income	22,704	-
(Accumulated Deficit) Retained Earnings	(8,011,802)	277,467
Total Stockholders' Equity	197,898	715,150
Total Liabilities and Stockholders' Equity	$992,175	$1,699,633

The accompanying notes are an integral part of the consolidated financial statements.

Astro Aerospace Ltd. and Subsidiaries

Consolidated Statements of Operations

	Year Ended December 31,
	2018	2017
Revenue	$-	$-
Operating Expenses:
Sales and Marketing	60,487	-
General and Administrative	188,789	-
Research and Development	901,857	-
Impairment Expense	6,285,214	-
Total Operating Expenses	7,436,347	-
Loss from Operations	(7,436,347)	-

Other Expense
Interest Expense	318,038	-
Bank and Filing Fees	23,147	-
Miscellaneous Income	(10,000)	-
Total Other Expense	331,185	-
Loss Before Income Tax	(7,767,532)	-

Income Tax
Current	-	-
Deferred	-	-
Total Income Tax Expense	-	-
Loss from Continuing Operations, Net	(7,767,532)	-

Discontinued Operations:
Income (Loss) from Discontinued Operations	178,300	(10,578)
Income Tax (Benefit)	37,367	(26,490)
Income from Discontinued Operations, Net	140,933	15,912

Net (Loss) Income	(7,626,599)	15,912
Less: Preferred Stock Dividends	10,000	10,000
Net (Loss) Income Available to Common Stockholders	$(7,636,599)	$5,912

Net (Loss) Earnings per Common Share:
Net Loss From Continuing Operations per Common Share:
Basic	$(.11)	$-
Diluted	$(.11)	$-

Net Earnings From Discontinued Operations per Common Share:
Basic	$-	$-
Diluted	$-	$-

Net (Loss) Earnings per Common Share:
Basic	$(.10)	$-
Diluted	$(.10)	$-

Weighted Average Number of Common Shares Outstanding - Basic	73,771,722	82,938,960
Weighted Average Number of Common Shares Outstanding - Diluted	73,771,722	85,540,812

The accompanying notes are an integral part of the consolidated financial statements.

Astro Aerospace Ltd. and Subsidiaries

Consolidated Statements of Comprehensive (Loss) Income

	Year Ended December 31,
	2018	2017

Net (Loss) Income	$(7,626,599)	$15,912
Foreign Currency Translation Gain	22,704	-
Comprehensive (Loss) Income	(7,603,895)	15,912

The accompanying Notes are an integral part of the consolidated financial statements

Astro Aerospace Ltd. and Subsidiaries

Consolidated Statements of Stockholders’ Equity

Years Ended December 31, 2018 and 2017

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid - In Capital Series A	Additional Paid - In Capital Series B	Additional Paid - In Capital	Accumulated Other Comprehensive	(Accumulated Deficit) Retained	Total Stockholders'
	Shares	Amount	Shares	Amount	Shares	Amount	Preferred	Preferred	Common	Income	Earnings	Equity

Balance at December 31, 2016	1,562,500	$156	-	$-	82,938,960	$82,939	$124,844	$-	$218,331	$-	$271,555	$697,825

Preferred Stock Dividend	-	-	-	-	-	-	-	-	-	-	(10,000)	(10,000)
Stock Option Expense	-	-	-	-	-	-	-	-	11,413	-	-	11,413
Net Income	-	-	-	-	-	-	-	-	-	-	15,912	15,912

Balance at December 31, 2017	1,562,500	$156	-	$-	82,938,960	$82,939	$124,844	$-	$229,744	$-	$277,467	$715,150

Issuance of 10% Convertible Promissory Notes	-	-	-	-	-	-	-	-	(50,000)	-	-	(50,000)
Series A Preferred Stock Dividend	-	-	-	-	-	-	-	-	-		(2,500)	(2,500)
Stock Option Expense	-	-	-	-	-	-	-	-	22,857	-	-	22,857
Acquisition of Common Stock for Common Stock of Subsidiaries	-	-	-	-	(13,668,900)	(13,669)	-	-	(202,601)	-	(660,170)	(876,440)
Issuance of Series B Convertible Preferred Stock	-	-	10,000	10	-	-	-	7,156,204	-	-	-	7,156,214
Conversion into Common Stock of the 10% Convertible Promissory Notes with Accrued Interest	-	-	-	-	-	-	-	-	52,534	-	-	52,534
Issuance of 10% Convertible Promissory Notes Conversion Shares	-	-	-	-	38,886	39	-	-	(39)	-	-	-
Fair Value of Warrants Issued with 8% Senior Secured Convertible Promissory Note	-	-	-	-	-	-	-	-	171,121	-	-	171,121
Fair Value of Beneficial Conversion Feature of the 8% Senior Secured Convertible Promissory Note	-	-	-	-	-	-	-	-	523,326	-	-	523,326
Inducement Shares Issued for the 8% Senior Secured Convertible Promissory Note	-	-	-	-	-	-	-	-	89,531	-	-	89,531
Foreign Currency Translation Gain	-	-	-	-	-	-	-	-		22,704		22,704
Net Loss	-	-	-	-	-	-	-	-	-	-	(7,626,599)	(7,626,599)

Balance at December 31, 2018	1,562,500	$156	10,000	$10	69,308,946	$69,309	$124,844	$7,156,204	$836,473	$22,704	$(8,011,802)	$197,898

The accompanying notes are an integral part of the consolidated financial statements.

Astro Aerospace Ltd. and Subsidiaries

Consolidated Statements of Cash Flow

	For the Year Ended December 31,
	2018	2017

Cash Flow from Operating Activities:
Net (Loss) Income	$(7,626,599)	$15,912

Adjustments to Reconcile Net (Loss) Income to Net Cash Used In Operating Activities:
Impairment Expense	6,285,214	-
Amortization of Note Discounts	295,398	-

Increase (Decrease) in Cash from change in:
Other Receivables	(32,657)	-
Prepaids	(19,190)	-
Deposits	(14,199)	-
Accounts Payable and Accrued Expenses	96,452	-
Discontinued Operations, net	(358,355)	(38,782)

Net Cash Used In Operating Activities	(1,373,936)	(22,870)

Cash Flow from Investing Activity:
Discontinued Operations, net	-	(10,131)
Net Cash Used In Investing Activities	-	(10,131)

Cash Flow from Financing Activities:
Preferred Stock Dividend	(2,500)	-
Promissory Note from MAAB	591,439	-
8% Senior Secured Convertible Promissory Note	600,000	-
Discontinued Operations, net	-	(179,641)

Net Cash Provided By (Used In) Financing Activities	1,188,939	(179,641)

Effect of Foreign Currency Translation Gain	22,704	-

Net Decrease in Cash	$(162,293)	$(212,642)

Cash at the Beginning of the Year	$217,422	$430,064
Cash at the End of the Year	$55,129	$217,422

Supplemental Disclosures of Cash Flow Information:
Cash Paid During the Year for:
Interest	$9,232	$32,737
Taxes	$24,930	$34,000

Astro Aerospace Ltd. and Subsidiaries

Consolidated Statements of Cash Flow

(Continued)

	2018	2017

Common Stock Received in Sale of Discontinued Operations	$876,440	$-
Assets Sold in Discontinued Operations for Common Stock	$1,941,259	$-
Liabilities Sold in Discontinued Operations for Common Stock	$(1,064,818)	$-
Series B Preferred Stock Issued in Acquisition of Assets	$7,156,214	$-
Acquired In-Process Research and Development	$7,181,214	$-
Accounts Payable and Accrued Liabilities Assumed in Acquisition of Assets	$25,000	$-
Conversion into Common Stock of the 10% Convertible Promissory Notes with Accrued Interest	$52,534	$-
Discounts Issued with 8% Senior Secured Convertible Promissory Notes	$101,818	$-
Allocation to Interest Expense from Debt Discount of the 8% Senior Secured Convertible Promissory Note	$163,978	$-
Amortization to Interest Expense of the Debt Discount from the 8% Senior Secured Convertible Promissory Note	$108,886	$-

The accompanying notes are an integral part of the consolidated financial statements.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 1 – NATURE OF OPERATIONS

Astro Aerospace Ltd. (“Astro” or the “Company”) and its wholly-owned subsidiaries, is a developer of self-piloted and autonomous, manned and unmanned, eVTOL (Electric Vertical Take Off and Landing) aerial vehicles. The Company intends to provide the market with a mainstream mode of everyday, aerial transportation for both humans and cargo. Astro currently has a working prototype and is making engineering and mechanical improvements to it.

Astro is the successor corporation to CPSM, Inc., which through its subsidiaries, Custom Pool and Spa Mechanics, Inc. (“Custom Pool and Spa”), and Custom Pool Plastering, Inc. (“CPP”) collectively (“Custom Pool”) were primarily engaged in the provision of full line pool and spa services, specializing in pool maintenance and service, repairs, leak detection, renovations, decking and remodeling.  The primary market area included Martin, Palm Beach, St Lucie, Indian River and Brevard counties, Florida.

On March 14, 2018, MAAB Global Limited (“MAAB”), the majority stockholder and parent of Astro, acquired control of CPSM, Inc. and on April 30, 2018, Custom Pool was sold to the Lawrence & Loreen Calarco Family Trust, an entity controlled by Lawrence Calarco and Loreen Calarco, former officers and directors of the CPSM (See Note 2, “Sale of Common Stock of Majority Stockholders and Resignation and Election of the Board of Directors” and Note 3, “ Sale of Custom Pool”).

On March 24, 2018 the articles of incorporation were amended to change the name of the Company from CPSM, Inc. to Astro Aerospace Ltd. As of December 31, 2018, the Company has one subsidiary, Astro Aerospace Ltd. (Canada), which is incorporated in Canada and is used mainly for refunds of the Goods and Services Tax in Canada.

Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of our business. As reflected in the accompanying consolidated financial statements, for the year ended December 31, 2018 the Company had a net loss of $(7,626,599) and used $(1,373,936) cash in operations, and at December 31, 2018, had negative working capital of $(95,862), current assets of $106,976, and an accumulated deficit of $(8,011,802). The foregoing factors raise substantial doubt about the Company’s ability to continue as a going concern. Ultimately, the ability to continue as a going concern is dependent upon the Company’s ability to attract significant new sources of capital, attain a reasonable threshold of operating efficiencies and achieve profitable operations by licensing or otherwise commercializing products incorporating the Company’s technologies. The consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company acknowledges that its current cash position is insufficient to maintain the current level of operations and research and development, and that the Company will be required to raise substantial additional capital to continue its operations and fund its future business plans. The Company has continued to raise funds through its parent, MAAB and the outstanding note payable balance was $591,439 and there is $158,561 available under the terms of the note at December 31, 2018. The Company has also raised funds through independent capital sources, of which the Company has a Senior Secured Convertible Promissory Note with an outstanding balance of $701,818 at December 31, 2018. Astro plans to raise additional capital in the private and public securities markets in 2019.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 2 – SALE OF COMMON STOCK OF MAJORITY STOCKHOLDERS AND RESIGNATION AND ELECTION OF THE BOARD OF DIRECTORS

On March 14, 2018, Lawrence and Loreen Calarco, officers and directors of the Company, the Lawrence & Loreen Calarco Family Trust and the Lawrence and Loreen Calarco Trust of June 3, 2014, majority stockholders controlled by Lawrence and Loreen Calarco, sold 51,711,571 common shares and 1,562,500 preferred shares to MAAB, a non-affiliate of the Company, paid from Bruce Bent, officer and director of MAAB’s personal funds resulting in a change of control of the Company.  The stock was transferred to MAAB effective March 14, 2018.  The 51,711,571 common shares and 1,562,500 preferred shares represented 62.35% and 100% of the issued and outstanding common and preferred stock of the Company.

On March 14, 2018, Lawrence Calarco, Loreen Calarco and Charles Dargan II resigned as officers and directors of the Company.  Additionally, on March 14, 2018, Jeffrey Michel and Randy Sofferman resigned as directors of the Company.

On March 14, 2018, Bruce Bent, age 62, was appointed as Chief Executive Officer and Director of the Company. He will stand for re-election at the next annual meeting of the shareholders.  There are no material arrangements to which Mr. Bent is a party, and there is no family relationship between him and any other party connected to the Company.

NOTE 3 – SALE OF CUSTOM POOL

On April 30, 2018, pursuant to a Share Exchange Agreement dated April 16, 2018, the Company sold all of the issued and outstanding common shares of Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, its wholly owned subsidiaries, for 13,668,900 common shares of the Company held by the Lawrence & Loreen Calarco Family Trust, an entity controlled by Lawrence Calarco and Loreen Calarco, former officers and directors of the Company.  The Board of Directors subsequently authorized the cancellation of those common shares.  After said cancellation, the total issued and outstanding common shares was 69,270,060.  The Share Exchange Agreement was approved by the Board of Directors and written consent of shareholders holding 62.35% of the voting securities of the Company as of April 16, 2018.

The Company determined that there would be no gain or loss on the sale in accordance with Accounting Standards Codification 505-30-10, “Equity – Nonreciprocal Transfers with Owners”. Essentially the transaction is similar to a spin-off or reorganization since the Company acquired shares of its own common stock for the common shares of Custom Pool & Spa Mechanics, Inc. and Custom Pool Plastering, its wholly owned subsidiaries. As such, the transaction is accounted for at the recorded (book value) amount. The book value of the net assets was $876,440.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 3 – SALE OF CUSTOM POOL (Continued)

Custom Pool is presented as a discontinued operation in the consolidated financial statements. The following is a reconciliation of the carrying amounts of major classes of assets and liabilities of the discontinued operation that are disclosed in the accompanying condensed consolidated balance sheet:

December 31, 2017
Carrying Amounts of Major Classes of Assets included in Discontinued Operations:
Cash	$217,422
Accounts Receivable	273,086
Inventory	125,998
Other Current Assets	39,319
Total Current Assets	$655,825

Property and Equipment, net	934,343
Intangible Assets, net	109,465
Total Noncurrent Assets	1,043,808
Assets held as Discontinued Operations	$1,699,633

Carrying Amounts of Major Classes of Liabilities included in Discontinued Operations:
Accounts Payable and Accrued Liabilities	$181,463
Bank Line of Credit	12,782
Notes Payable - Current	84,508
Customer Deposits	37,678
Total Current Liabilities	316,431

Notes Payable - Long Term	560,764
Deferred Tax Liability	17,910
Promissory Note - Stockholder	89,378
Total Noncurrent Liabilities	668,052
Liabilities held as Discontinued Operations	$984,483

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 3 – SALE OF CUSTOM POOL (Continued)

The following is a reconciliation of the major line items constituting income of discontinued operations, net that are presented in the accompanying Consolidated Statements of Operations:

	For the Years Ended
	December 31,
	2018	2017
Major Classes of Line Items Constituting Pre-Tax Income on Discontinued Operations:
Revenue	$ 1,786,911	$ 5,097,018
Cost of Services	1,208,619	3,908,065
General and Administrative	338,877	1,004,514
Other Operating Expenses	51,370	184,573
Total Operating Expenses	1,598,866	5,097,152
Operating Income (Loss)	188,045	(134)
Other Expense	9,745	10,444
Total Pre-Tax Income (Loss) from Discontinued Operations	178,300	(10,578)
Income Tax (Expense) Benefit	(37,367)	26,490
Income from Discontinued Operations	$ 140,933	$ 15,912

NOTE 4 – ACQUSITION OF ASSETS FROM CONFIDA AEROSPACE, LTD.

On May 8, 2018, the Company entered into an Asset Purchase Agreement with Confida Aerospace Ltd. Pursuant to the Asset Purchase Agreement, the Company purchased in-process research and development (“IPRD”) consisting of inventory, hardware designs, software designs, and a trademark all pertaining to passenger drone design and use from Confida Aerospace Ltd. As consideration for the Asset Purchase Agreement, the Company issued Confida Aerospace Ltd., 10,000 of the Company’s Series B preferred shares (See, Note 13, “Convertible Preferred Stock”).  Each preferred share is convertible into 1,333 common shares and 1,333 warrants.  Each warrant is exercisable into one of the Company’s common shares at an exercise price of $.75.  The warrants have an exercise period of five years upon conversion. Additionally, the Company assumed $50,000 of debts incurred by Confida Aerospace Ltd. related to drone development.

All of the authorized shares of the Series B Convertible Stock were issued for the assets and $50,000 of accrued liabilities were assumed. The fair market value of the preferred stock was $7,131,214 as determined by an independent third party valuation firm. The fair market value was arrived at using an equivalent conversion into the common stock of Astro, which is trading in the Over-The-Counter Market. Appropriate restrictions and marketability discounts were applied, including using the 40 day volume weighted average price of $0.46 per share. The fair value of the common stock equivalent was $3,753,271. As well, the warrants issued in conjunction with the common stock were valued using the Black Scholes Model. The inputs used were a 40 day volume weighted average price of $0.46 per share, exercise price of $0.75 per share, a ten year term, a risk free rate of 2.97%, a volatility of 51% and no dividend yield. The fair value of the warrants was $3,377,943.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 4 – ACQUSITION OF ASSETS FROM CONFIDA AEROSPACE, LTD. (Continued)

The Company determined the fair value of the IPRD based on the fair market value of the consideration paid for the IPRD: 10,000 shares of Series B Convertible Preferred Stock, each share of which is convertible into 1,333 shares of common stock and 1,333 common stock warrants. The drone prototype is in an early development stage and the fair value is not determinable using cash flow projections and such projections were not available.  It is anticipated that the drone will be marketable in 2020 and at that time material net cash flows are expected to commence.

Further analysis of the IPRD determined that the recoverability of the fair value carrying amount was not probable and an impairment expense of $6,310,214 was incurred to reduce the carrying value of the net assets to $871,000, which approximates cost.

As well, after the initial 90 day period for the assumption of liabilities, the Company determined that it would most likely only assume $25,000 of liabilities and has adjusted the consolidated financial statements accordingly. As of December 31, 2018, the expenses related to the liabilities had been incurred and the impairment expense was reduced by $25,000 to $6,285,214.

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated.

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles general accepted in the United States of America (“GAAP).

Cash

All highly liquid investments with original maturities of three months or less or money market accounts held at financial institutions are considered to be cash. Substantially all of the cash is placed with one financial institution. From time to time during the year the cash accounts are exposed to credit loss for amounts in excess of insured limits of $250,000 in the event of non-performance by the institution, however, it is not anticipated that there will be non-performance.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Intangible Assets – Acquired In-Process Research and Development

Acquired in-process research and development consists of acquired drone technology and engineering and trademarks. The Company reviews the IPRD, which currently has an indefinite useful life, for impairment at least annually or more frequently if an event occurs creating the potential for impairment, until such time as the research  and development  efforts are completed  or abandoned.  If the research  and   development efforts are abandoned, the related costs will be written off in the period of such determination. If the research and development efforts are completed successfully, the related assets will be amortized over the estimated useful life of the underlying products. The Company will  amortize the cost of identified  intangible  assets using amortization  methods  that reflect the pattern  in which  the economic  benefits  of the  intangible  assets are consumed  or otherwise realized. An impairment expense of $6,285,214 was incurred in the year ended December 31, 2018.

Allowance for uncollectible receivables

Management evaluates credit quality by evaluating the exposure to individual counterparties, and, where warranted, management also considers the credit rating or financial position, operating results and/or payment history of the counterparty. Management establishes an allowance for amounts for which collection is considered doubtful. Adjustments to previous assessments are recognized in income in the period in which they are determined. At December 31, 2018 and 2017, the allowance for uncollected receivables was $16,653 and $16,181, respectively.

Revenue Recognition

The Company does not currently have any revenue. In discontinued operations, revenue was recognized when the pool service was completed and the collectability was reasonably assured. For pool resurfacing and remediation work, revenue was recognized at the time of completion of the job.

Stock-Based Compensation

The Company accounts for stock-based compensation under the fair value recognition provisions of GAAP which requires the measurement and recognition of compensation for all stock-based awards made to employees and directors including stock options and restricted stock issuances based on estimated fair values.

In accordance with GAAP, the fair value of stock-based awards is generally recognized as compensation expense over the requisite service period, which is defined as the period during which an employee is required to provide service in exchange for an award. The Company uses a straight-line attribution method for all grants that include only a service condition. Compensation expense related to all awards is included in income.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warrants

Warrants issued with the 8% Senior Secured Convertible Promissory Note are accounted for under the fair value and relative fair value method.

The warrant is first analyzed per its terms as to whether it has derivative features or not. If the warrant is determined to be a derivative and not qualify for equity treatment, then it is measured at fair value using the Black Scholes option model, and recorded as a liability on the balance sheet. The warrant is re-measured at its then current fair value at each subsequent reporting date (it is “marked-to-market”).

If the warrant is determined to not have derivative features, it is recorded into equity at its fair value using the Black Scholes option model, however, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the convertible note.

The convertible note is recorded at its fair value, limited to a relative fair value based upon the percentage of its fair value to the total fair value including the fair value of the warrant. Further, the convertible promissory note is examined for any intrinsic beneficial conversion feature (“BCF”) of which the convertible price of the note is less than the closing common stock price on date of issuance. If the relative fair value method is used to value the convertible promissory note and there is an intrinsic BCF, a further analysis is undertaken of the BCF using an effective conversion price which assumes the conversion price is the relative fair value divided by the number of shares the convertible debt is converted into by its terms. The BCF value is accounted for as equity.

The warrant and BCF relative fair values are also recorded as a discount to the convertible promissory notes. As present, these equity features of the convertible promissory notes have recorded a discount to the convertible notes that is substantially equal to the proceeds received.

Research and Development

Research and development costs are expensed as incurred.

Income Taxes

The asset and liability approach is used to recognize deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of asset and liabilities.  Deferred tax assets and liabilities are determined based on the differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The effect on deferred tax asset and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The Company accounts for uncertainties in income tax law under a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns as prescribed by GAAP.  Under GAAP, the tax effects of a position are recognized only if it is “more-likely-than-not” to be sustained by the taxing authority as of the reporting date.  If the tax position is not considered “more-likely-than-not” to be sustained, then no benefits of the position are recognized.  Management believes there are no unrecognized tax benefits or uncertain tax positions as of December 31, 2018 and 2017.

The Company assessed its earnings history, trends and estimates of future earnings and determined that the deferred tax asset could not be realized as of December 31, 2018. Accordingly, a valuation allowance was recorded against the net deferred tax asset.

The Company recognizes interest and penalties on income taxes as a component of income tax expense, should such an expense be realized.

Basic and Diluted Net (Loss) Earnings per Share

The Company computes (loss) earnings per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted (loss) earnings per share on the face of the consolidated statements of operations. Basic (loss) earnings per share is computed by dividing net (loss) income available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted (loss) earnings per share gives effect to all dilutive potential common shares outstanding during the period, computed using the treasury stock method for outstanding stock options and the if converted method for convertible notes and preferred stock. Dilutive (loss) earnings per share excludes all potential common shares if their effect is anti-dilutive. Common stock equivalents are anti-dilutive for the year ended December 31, 2018 due to the net loss during the year. The common stock equivalents are comprised of stock options, convertible promissory notes and the Series A and Series B Convertible Preferred Stock.

Further, the Company has presented its discontinued operations in accordance with ASC 205-20, “Presentation of Financial Statements, Discontinued Operations”, which requires the presentation of both basic and diluted (loss) earnings per share from continuing operations and the basic and diluted net (loss) earnings per share from discontinued operations in addition to the basic and diluted net (loss) earnings per share.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

For the years ended December 31, 2018 and 2017, the basic and diluted net (loss) earnings per share from continuing operations, the basic and diluted net (loss) earnings from discontinued operations and the basic and diluted net (loss) earnings per share were computed as follows:

	For the Year Ended
	December 31,
	2018	2017
Loss from Continuing Operations, net	$(7,767,532)	$-
Income from Discontinued Operations, net	140,933	15,912
Net (Loss) Income Available to Common Stockholders	(7,626,599)	15,912
Series A Preferred Stock Dividends	10,000	10,000
Net (Loss) Income Available to Common Stockholders and Assumed Conversions	$(7,636,599)	$5,912

Weighted Average Shares - Basic	73,771,722	82,938,960
Effective Dilutive Securities – Stock Options	-	1,039,352
Shares Issuable Upon Conversion of Convertible Promissory Notes	-	-
Shares Issuable Upon Conversion of Preferred Stock – Series A	-	1,562,500
Shares Issuable Upon Conversion of Preferred Stock – Series B	-	-
Weighted Average Shares - Diluted	73,771,722	85,540,812
Net Loss Per Common Share from Continuing Operations:
Basic	$(.11)	$-
Diluted	$(.11)	$-
Net Earnings Per Common Share from Discontinued Operations:
Basic	$-	$-
Diluted	$-	$-
Net (Loss) Earnings Per Common Share:
Basic	$(.10)	$-
Diluted	$(.10)	$-

Comprehensive (Loss) Income

Comprehensive (loss) income consists of net (loss) income plus the foreign currency translation gain.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 5 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation

The translation of assets and liabilities for the Company’s foreign subsidiary is made at year end exchange rates, while revenue and expense accounts are translated at the average exchange rates during the year transactions occurred.

Fair Value Measurement

Generally accepted accounting principles establishes a hierarchy to prioritize the inputs of valuation techniques used to measure fair value. The hierarchy gives the highest ranking to the fair values determined by using unadjusted quoted prices in active markets for identical assets (Level 1) and the lowest ranking to fair values determined using methodologies and models with unobservable inputs (Level 3). Observable inputs are those that market participants would use in pricing the assets based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company’s assumptions about inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances. The Company has determined the appropriate level of the hierarchy and applied it to its financial assets and liabilities. At December 31, 2018 and 2017 there were no assets or liabilities carried or measured at fair value.

Use of Estimates and Assumptions

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 6 – RECENT ACCOUNTING PRONOUNCEMENTS

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-2, Leases (Topic 842) which will require lessees to recognize on the consolidated balance sheet the assets and liabilities for the rights and obligations created by those leases with term of more than twelve months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease.  The new ASU will require both types of leases to be recognized on the consolidated balance sheet. The ASU also will require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative requirements, providing additional information about the amounts recorded in the consolidated financial statements. The ASU is effective for fiscal years beginning after December 15, 2018 and for interim periods within those fiscal years. The ASU had no effect on the Company’s consolidated financial statements.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 6 – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

In April 2016, the FASB issued ASU 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing”.  The amendments in this Update affect the guidance in Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606), which we are required to apply for annual periods beginning after December 15, 2017. The new guidelines currently did not impact our revenue presentation.

In January 2017, the FASB issued ASU No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business. The amendments in this update provide a more robust framework to use in determining when a set of assets and activities is a business. Because the current definition of a business is interpreted broadly and can be difficult to apply, stakeholders indicated that analyzing transactions is inefficient and costly and that the definition does not permit the use of reasonable judgment. The amendments provide more consistency in applying the guidance, reduce the costs of application, and make the definition of a business more operable. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2017.  The adoption of this guidance did not have a material impact on the Company's consolidated financial statements.

In May 2017, the FASB issued ASU 2017-09, “Scope of Modification Accounting”, to provide clarity and reduce both (1) diversity in practice and (2) cost and complexity when applying the guidance in Topic 718, Compensation—Stock Compensation, to change to the terms or conditions of a share-based payment award.  The amendments in this update provide guidance about which changes to the terms or conditions of a share-based payment award require an entity to apply modification accounting in Topic 718. An entity should account for the effects of a modification unless all the following are met: (1) the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the modified award is the same as the fair value (or calculated value or intrinsic value, if such an alternative measurement method is used) of the original award immediately before the original award is modified. If the modification does not affect any of the inputs to the valuation technique that the entity uses to value the award, the entity is not required to estimate the value immediately before and after the modification; (2) the vesting conditions of the modified award are the same as the vesting conditions of the original award immediately before the original award is modified; (3) the classification of the modified award as an equity instrument or a liability instrument is the same as the classification of the original award immediately before the original award is modified. The current disclosure requirements in Topic 718 apply regardless of whether an entity is required to apply modification accounting under the amendments in this update. The amendments in this update become effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2017. An entity should apply the amendments in this update prospectively to an award modified on or after the adoption date. The Company’s adoption of this standard did not have a material impact on its consolidated financial statements.

In June 2018, the FASB issued ASU No. 2018-07, “Compensation – Stock Compensation (Topic 718) – Improvements to Nonemployee Share-Based Payment Accounting,” to include share based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 6 – RECENT ACCOUNTING PRONOUNCEMENTS (Continued)

awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The amendments in this update become effective for annual periods and interim periods within those annual periods beginning after December 15, 2018 but no earlier than an entity’s adoption date of Topic 606. The Company evaluated the impact of adopting the new guidance on the consolidated financial statements, but it does not have a material impact.

NOTE 7 – CONCENTRATIONS OF CREDIT RISK

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash. The Company maintains its cash with high-credit quality financial institutions. At December 31, 2018 and 2017 the Company did not have any cash balances in excess of federally insured limits.

NOTE 8 – FAIR VALUE ESTIMATES

The Company measures financial instruments at fair value in accordance with ASC 820, which specifies a valuation hierarchy based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the Company’s own assumptions.

Management believes the carrying amounts of the Company's cash, accounts receivable, accounts payable and accrued liabilities as of December 31, 2018 and 2017 approximate their respective fair values because of the short-term nature of these instruments. The Company measures its line of credit, notes payable and loans in accordance with the hierarchy of fair value based on whether the inputs to those valuation techniques are observable or unobservable. The hierarchy is:

Level 1 – Quoted prices for identical instruments in active markets;

Level 2 – Quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-derived valuations in which all significant inputs and significant value drivers are observable in active markets; and

Level 3 – Valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

The estimated fair value of the cash, line of credit, notes payable, and loans at December 31, 2018 and 2017, were as follows:

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 8 – FAIR VALUE ESTIMATES (Continued)

	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Carrying Value
At December 31, 2018:
Assets
Cash	$55,129	-	-	$55,129
Liabilities
8% Senior Secured Convertible Promissory Note, Net	-	-	$108,886	$108,886
Loan from MAAB	-	-	$591,439	$591,439

	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Carrying Value
At December 31, 2017:
Discontinued Operations:
Assets
Cash	$217,422	-	-	$217,422
Liabilities:
Bank Line of Credit	-	$12,782	-	$12,782
Notes Payable	-	$574,317	-	$645,272
Promissory Note - Stockholder	-	-	$82,228	$89,378

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 9 – 8% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

On November 21, 2018, the Company issued an 8% Senior Secured Convertible Promissory Note in the aggregate principal amount of $1,383,636 in exchange for a total investment of $1,200,000, less commissions and expenses, payable in two tranches. The first tranche is payable upon the closing of the agreement, and the second tranche will be payable within ten (10) business days of the Investor receiving written notice confirming the effectiveness of the initial registration statement. The first tranche principal of $701,818 was issued, with an Original Issue Discount (“OID”) of $81,818, a $20,000 financing fee for the lender’s transactional expenses that was expensed and the Company received proceeds of $600,000. Each tranche matures 6 months after the issue date.

The note is convertible into common shares of the Company at a price equal to 75% of the lowest market price in the thirty trading days prior to the conversion date.  The Company is subject to certain penalties if the shares are not issued within two business days of receiving the conversion notice.  Pursuant to a Security Agreement between the Company and the Investor (the “Security Agreement”), the Company has granted to the Investor a security interest in its assets to secure repayment of the Notes. The Company must reserve an amount of shares equal to 500% of the total amount of shares issuable upon full conversion of the promissory note.  The Company has 250,000,000 common shares authorized, of which 180,691,084 are available to be issued as of December 31, 2018, fulfilling this requirement.

As additional consideration for the investment, the Company issued 156,250 shares of its common stock to the Investor, valued at $89,531 at the date of issuance, plus warrants to acquire up to an aggregate 344,029 shares of the Company’s common stock at an exercise price of $0.51 per share. Upon the closing of the second tranche investment, a number of additional warrants shall be issued equal to one quarter of the face value of the note divided by the exercise price, which shall be 110% of the volume weighted average price on the day prior to the second closing date (See Note 17, “Subsequent Events”). Each Warrant is exercisable by the Investor beginning on the Effective Date through the fifth year anniversary thereof.

The Note has a beneficial conversion feature which was value, along with the warrants, on a relative fair value method. The warrant fair value (See Note 14, “Warrants”) was $171,121 and the beneficial conversion feature fair value was $523,326 for a total debt discount of $694,447. However, adding the OID and the inducement shares to the debt discount, made final total debt discount $865,796, larger than the principal amount of the Note. Consequently, $163,978 of the debt discount was expensed. Additionally, $108,886 of the debt discount was amortized to interest expense for the year ended December 31, 2018, bringing the debt discount to $592,932 at December 31, 2018.

NOTE 10 – CONVERTIBLE PROMISSORY NOTES

On March 14, 2018, 1,500,000 stock options were cancelled and two 10% Convertible Promissory Notes (“Notes”) with a six month maturity were issued to the former option  holders. The principal amount was $25,000 each and there was no prepayment penalty. The Notes were convertible into the Company’s common stock based upon the average of the previous ten trading days’ closing price of the stock, at the maturity date of the Notes. Upon conversion of the notes, Bruce Bent or MAAB had the option to purchase the common stock issued at a 5% discount to the average closing price of the stock over the previous 10 trading days. The option to purchase was set to expire ten days after the issuance of the common stock.  The option was not exercised.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 10 – CONVERTIBLE PROMISSORY NOTES (Continued)

On September 18, 2018, at the maturity of the Notes, the entire outstanding balance was converted into 38,886 shares of common stock of the Company, which included $2,534 of accrued interest. The Company issued the shares of common stock on October 22, 2018.

NOTE 11 – PROMISSORY NOTE FROM MAAB

On March 14, 2018, MAAB, the parent of Astro, issued a Promissory Note for monetary advances to the Company of up to $750,000. The Promissory Note matures on February 28, 2021. The Promissory Note has an interest charge of 10%, compounded monthly. Interest accrues on the principal amount or portion thereof which remains unpaid from time to time as well as any interest outstanding, from the date the principal amount is advanced until and including the date upon which the principal amount and all interest due under this promissory note shall be fully paid. The principal amount advanced under the Promissory Note is $591,439 through December 31, 2018. The Company has accrued interest expense of $35,138 at December 31, 2018.

NOTE 12 – INCOME TAX

As of December 31, 2018, the U.S. Federal and Florida income tax returns filed prior to 2015 are no longer subject to examination by the respective taxing authorities.

The differences between the statutory Federal income tax rate and the effective tax rate are summarized as follows for the years ended December 31, 2018 and 2017 for discontinued operations:

	2018		2017

Income Taxes (Benefit) at Statutory Rate	$37,443	21.0%	$(3,597)	(34.0%)

Increase (Decrease) in Taxes Resulting From:
State Taxes, net of Federal Tax Benefit	(76)	-	(2,062)	(19.5%)
Graduated Tax Rates	-	-	(10,016)	(94.7%)
Reduction in Federal Income Tax Rate	-	-	(8,681)	(82.1%)
Other, Net	-	-	(2,134)	(20.1%)
Income Taxes	$37,367	21.0%	$(26,490)	(250.4%)

On December 22, 2017, the "Tax Cuts and Jobs Act of 2017," or the Tax Act, was signed into law. The Tax Act, among other things, reduced the maximum statutory federal corporate income tax rate from 35% to 21% effective January 1, 2018. As a result of enactment of the Tax Act, the Company revalued its net deferred tax asset.  This revaluation resulted in an additional benefit to the income tax provision of $8,681 in 2017.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 12 – INCOME TAX (Continued)

Deferred income taxes primarily relate to differences between the amounts recorded for financial reporting purposes and the amounts recorded for income tax purposes.

Significant components of the Company’s deferred tax assets and liabilities are as follows as of December 31, 2018, and 2017:

Deferred Income Tax Assets (Liabilities):	2018	2017
Net Operational Loss Carryforwards	$1,522,188	$-
Intangible Assets	228,699	-
Research & Development Costs	165,505	-
Organizational Costs	-	41,476
Depreciation	-	(74,910)
Other, Net	(21,296)	15,524
Gross Deferred Income Tax Assets (Liabilities)	$1,895,096	$(17,910)
Less: Valuation Allowance	(1,895,096)	-
Net Deferred Income Tax Asset	$-	$(17,910)

At December 31, 2018, the Company has net operating loss carryforwards of approximately $654,000 available to offset future taxable income with no expiration. Realization of the deferred tax assets, which relate to operating loss carry-forwards and timing differences, is dependent on future earnings. The timing and amount of future earnings are uncertain and therefore the Company has established a 100% valuation allowance.

NOTE 13 – CONVERTIBLE PREFERRED STOCK

In December 2015, the Company authorized 50,000,000 shares of Series A Preferred Stock, with a $0.0001 par value and no liquidation value. The Series A Preferred has an 8% dividend paid quarterly, and is convertible into one share of common stock. The Series A Preferred is senior to the common stock as to dividends, and any liquidation, dissolution or winding up of the Company. The Series A Preferred also has certain voting and registration rights.

In January 2016, the Company issued 1,562,500 shares of the Series A Preferred Stock to Lawrence and Loreen Calarco, former officers and directors of the Company.

On March 14, 2018, Lawrence and Loreen Calarco, officers and directors of the Company, the Lawrence & Loreen Calarco Family Trust and the Lawrence and Loreen Calarco Trust of June 3, 2014, sold all 1,562,500 preferred shares to MAAB, a non-affiliate of the Company. Cumulative undeclared Series A Preferred dividends were $7,500 at December 31, 2018.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 13 – CONVERTIBLE PREFERRED STOCK (Continued)

On May 4, 2018, the Board of Directors of Astro Aerospace Ltd. authorized 10,000 shares of the Series B Convertible Preferred Stock, par value $0.001 per share. The Preferred is entitled to a dividend, when declared by the Board of Directors, votes with all other classes of stock as a single class of stock on all actions to be voted on by the stockholders of the Company, and each share of Preferred is convertible into 1,333 shares of common stock and a five year warrant to purchase 1,333 shares of common stock at an exercise price of $0.75 per share. On May 8, 2018, the Company issued all of the 10,000 authorized Series B Preferred shares in the acquisition of certain assets from Confida Aerospace Ltd.

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the shares of the Series B Preferred Stock shall share pro rata with the holders of the common stock, on an as if converted basis.

NOTE 14 – WARRANTS

As part of the 8% Senior Secured Convertible Promissory Note issuance, the Company issued warrants to acquire up to an aggregate 344,029 shares of the Company’s common stock at an exercise price of $0.51 per share. These warrants were fair valued using the Black Scholes Model with the following inputs: stock price on November 21, 2018, date of issuance, $0.57, strike price $0.51, time to expiration, five years, five year Treasury constant maturity rate, 2.33%, volatility 253% and no dividend yield. The result was a fair value of $0.5676 per warrant or $195,271 in aggregate. This fair value was reduced with the relative fair value method when including the beneficial conversion feature of the convertible note (See Note 9, “8% Senior Secured Convertible Promissory Note”) to $171,121. The warrant relative fair value was added to additional paid in capital – common stock. Upon funding of the second tranche of the convertible note, additional warrants will be issued equal to one quarter of the face value of the note divided by the exercise price, which shall be 110% of the volume weighted average price on the day prior to the second closing date.  A summary of the warrant activity follows:

	Warrants Outstanding	Exercise Price per Share	Price per Share on Date of Issuance
Balance, December 31, 2017	-	-	-
Granted - Confida Acquisition	13,330,000	$0.75	$1.00
Convertible Promissory Note	344,029	0.51	0.57
Expired	-	-	-
Balance, December 31, 2018	13,674,029	0.51-0.75	0.57-1.00

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 15 – 2014 STOCK AWARDS PLAN

In November 2014, the board of directors of the Company approved the adoptions of a Stock Awards Plan. A total of 7,000,000 shares were authorized to be issued under the plan. For incentive stock options, at the grant date the stock options exercise price is required to be at least 110% of the fair value of the Company’s common stock. The Plan permits the grants of common stock or options to purchase common stock. As plan administrator, the Board of Directors has sole discretion to set the price of the options. Further, the Board of Directors may amend or terminate the plan.

On March 14, 2018, the Company cancelled all 3,250,000 outstanding stock options under the 2014 Stock Awards Plan, with 1,500,000 of the stock options exchanged for two 10% Convertible Promissory Notes with a six month maturity (see Note 10, “Convertible Promissory Notes”). Consequently, there are 7,000,000 shares available for issuance at December 31, 2018.

A summary of the stock option activity over the years ended December 31, 2018 and 2017 is as follows:

	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term	Aggregate Intrinsic Value
Outstanding at Dec. 31, 2016	3,250,000	$ 0.0367	4.3 Years	$ 54,429
Granted	-	-	-	-
Outstanding at December 31, 2017	3,250,000	$ 0.0367	3.3 Years	$ 56,125
Exercisable at December 31, 2017	2,153,014	$ 0.037	3.3 Years	$ 36,823

Outstanding at Dec. 31, 2017	3,250,000	$0.0367	3.3 Years	$ 56,125
Options Cancelled	(3,250,000)	-	-	-
Outstanding at December 31, 2018	-	-	-	-
Exercisable at December 31, 2018	-	-	-	-

The Company expensed $22,857 and $11,413 of stock option compensation for the years ended December 31, 2018 and 2017 respectively. The unamortized stock option compensation of $20,574 as of March 14, 2018 was expensed in the year ended December 31, 2018.

NOTE 16 – COMMITMENTS AND CONTINGENCIES

The Company does not have any significant or long term commitments. The Company is not currently subject to any litigation.

ASTRO AEROSPACE LTD. AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

At December 31, 2018 And 2017 And For The Years Then Ended

NOTE 17 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the consolidated balance sheet date through April 15, 2019 (the consolidated financial statement issuance date) and noted the following disclosure:

In February 2019, the second tranche of the 8% Senior Secured Convertible Promissory Note was issued with a principal amount of $681,818, an OID of $81,818 and proceeds to the Company of $600,000. Additional warrants of 421,656 were issued pursuant to the Note Agreement.

On February 11, 2019, the Company issued the 156,250 inducement shares for the issuance of the 8% Senior Secured Convertible Promissory Note.

On February 13, 2019, the Company engaged Rok Marketing, Inc. to market the Company and its stock. The compensation is $100,000 in cash payable upon execution of the agreement and 100,000 shares of common stock, also payable on the date of execution.

On February 22, 2019, Oasis Capital converted $55,387 of the principal amount of the 8% Senior Secured Convertible Promissory Note at $0.23 into 215,054 shares of the Company’s common stock.

Up to a Maximum of 4,343,713 Common Shares

At $0.43 per Common Share

Prospectus

ASTRO AEROSPACE LTD.

DECEMBER 19, 2019

YOU SHOULD ONLY RELY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDER ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, COMMON SHARES ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

Until December 19, 2020, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the distribution of the securities being registered.

We shall pay the following expenses.

SEC Registration Fee$      229.71

Printing Expenses 500.00

Legal Fees and Expenses  25,000.00

Accounting Fees and Expenses 15,000.00

Miscellaneous 800.00

TOTAL$ 41,529.71

Item 14.  Indemnification of Directors and Officers

We shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.  We shall indemnify any officer or director in connection with any proceedings, including appeals, if he or she acted in good faith and in a manner he or she reasonably believed to be in our best interests and they had no reasonable cause to believe that his or her conduct was unlawful.  The termination of any proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in our best interests or had reasonable cause to believe that his or her conduct was unlawful.

At present, there is no pending litigation or proceeding involving any of our directors or executive officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or preceding that may result in a claim for indemnification.

We do not have any insurance policies covering our officers and directors with respect to certain liabilities, including liabilities arising under the Securities Act or otherwise.

Item 15.  Recent Sales of Unregistered Securities

During the fiscal year ended December 31, 2018 and the nine months ended September 30, 2019, we issued the following securities:

  (a) 5/4/18 – 10,000 Series B preferred shares to Confida Aerospace Ltd. pursuant to an Asset Purchase Agreement.

The above issued common shares were issued to sophisticated investors under an exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 16.  Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement:

11Statement of Computation of Per Share Earnings – This Computation appears in the Consolidated Financial Statements

23.1Consent of Hacker, Johnson & Smith PA

The following exhibits are incorporated by reference into this registration statement:

NO.	DESCRIPTION	FILED WITH	DATE FILED
3.1	Articles of Incorporation dated March 25, 2018	Form 8-K	April 2, 2018
3.1	Bylaws	Form S-1	January 7, 2019
5.1	Consent and Opinion of J.M. Walker & Associates regarding the legality of the securities being registered	Form S-1	January 7, 2019
10.1	Asset Purchase Agreement with Confida Aerospace, Ltd.	Form 8-K	May 14, 2018
10.2	Securities Purchase Agreement with Oasis Capital, LLC	Form 8-K	December 7, 2018
10.3	Registration Rights Agreement with Oasis Capital, LLC	Form 8-K	December 7, 2018
10.4	Senior Secured Convertible Promissory Note with Oasis Capital, LLC	Form 8-K	December 7, 2018
10.5	Common Stock Purchase Warrant with Oasis Capital, LLC	Form 8-K	December 7, 2018
10.6	Security Agreement with Oasis Capital, LLC	Form 8-K	December 7, 2018

Item 17.  Undertakings

(a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       i. To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

       ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(ii)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Lewisville, State of Texas, on December 19, 2019.

Astro Aerospace Ltd.

By: /s/Bruce Bent

      Bruce Bent

      Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Bruce BentDecember 19, 2019

Bruce Bent

Chief Executive Officer,

Chief Financial Officer/Controller

Director